UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Materials Pursuant to §240.14a-12

ZION OIL & GAS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZION OIL & GAS, INC.
12655 North Central Expressway, Suite 1000
Dallas, Texas 75243
(214) 221-4610

To the Stockholders of Zion Oil & Gas, Inc.:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Zion Oil & Gas, Inc. The meeting will be held at 2:00 p.m., Central Standard Time (“CST”), on Wednesday, June 9, 2021, via live webinar. In Dallas, the in-person meeting will be held at 2:00 p.m. (“CST”) at the offices of Zion Oil & Gas, Inc., 12655 North Central Expressway, Dallas, Texas 75243. Holders of the common stock of Zion Oil & Gas, Inc. as of the close of business on the record date of April 12, 2021, are entitled to vote before and at the Annual Meeting via www.voteproxy.com, or calling toll free 1-800-776-9437, or by in-person attendance. You are encouraged to vote prior to the meeting, since this internet site and this phone number are the only ways to vote during the Annual Meeting webinar, except for in-person attendance at the meeting.  The Annual Meeting webinar provides us the opportunity to present a review of our current exploration activities in Israel and our plans for future operations to more of our shareholders than those attending the in-person meeting.

To register and participate in the Annual Meeting via live webinar, you will need your control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials.  Please register for the webinar at https://www.zionoil.com/2021AMS by June 4, 2021. When registering, shareholders may submit questions for the Q & A portion of the Meeting. The webinar details will be emailed to registered shareholders prior to the Annual Meeting. The Annual Meeting will begin promptly at 2:00 p.m. CST on June 9, 2021. A recorded presentation of the meeting will be available on our website later.

You are asked to vote on a couple of important proposals that include: (1) electing five directors, (2) increasing the number of shares of common stock from 400 million to 800 million, (3) ratifying the appointment of our independent public accountants, RBSM, LLP and (4) approving the 2021 Omnibus Incentive Plan.

You may vote your shares by Internet, by telephone, or by mail from the proxy information received. It is very important for you to vote, to help prevent your shares from possibly being forfeited by a state government (“escheatment”) due to dormancy or lack of company contact.

On behalf of the Board of Directors and management, thank you for your cooperation and continued support for Zion Oil & Gas, Inc. and the mission to help make Israel energy independent. Your vote is very important to us.

Sincerely,

John M. Brown

Executive Chairman of the Board

ZION OIL & GAS, INC.
12655 North Central Expressway, SUITE 1000
DALLAS, TEXAS 75243

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting (the “Annual Meeting”) of the Stockholders of ZION OIL & GAS, INC. (the “Company”) will be held at 2:00 P.M. (CST) on June 9, 2021 via live webinar and the in-person meeting will be held at 2:00 p.m. (“CST”) at the offices of Zion Oil & Gas, Inc., 12655 North Central Expressway, Dallas, Texas 75243 to:

1.	Elect five directors of the Company as Class I directors to serve for a term of three years;

2.	Amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 400 million to 800 million;

3.	Ratify the appointment of RBSM, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

4.	Approve the 2021 Omnibus Incentive Plan; and

5.	Conduct such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. The Board of Directors has fixed the close of business on April 12, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof via www.voteproxy.com, or by calling toll free 1-800-776-9437. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

Regardless of whether you plan to log into the Annual Meeting webinar or attend in-person, please vote your shares as soon as possible so that we may have a quorum at the Annual Meeting, and your shares will be voted in accordance with your instructions. For specific voting instructions, please refer to the instructions on the proxy card or on the Notice of Internet Availability of Proxy Materials that was mailed to you.

By Order of the Board of Directors

John M. Brown
Executive Chairman of the Board

April 15, 2021

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING AND ANNUAL REPORT

The Company’s proxy materials and Annual Report on Form 10-K are available at:
http://www.astproxyportal.com/ast/ZionOil/

ZION OIL & GAS, INC.
12655 North Central Expressway, Suite 1000
DALLAS, TEXAS 75243

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held via webinar on Wednesday, June 9, 2021 and in-person in Dallas, Texas

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Zion Oil & Gas, Inc., a Delaware corporation (“Zion”, “Zion Oil” or the “Company”), of proxies to be voted at the 2021 Annual Meeting (the “Annual Meeting”) of the Company’s stockholders via live webinar on Wednesday, June 9, 2021, at 2:00 p.m. (“CST”) and in-person at 2:00 p.m. (“CST”) and any adjournment(s) thereof.

Holders of the common stock of Zion Oil & Gas, Inc. as of the close of business on the record date of April 12, 2021, are entitled to vote before and at the Annual Meeting via www.voteproxy.com, or calling toll free 1-800-776-9437, but you are encouraged to vote prior to the meeting, since this internet site and this phone number are the only ways to vote during the Annual Meeting webinar, except in-person.  The Annual Meeting webinar provides us the opportunity to present a review of our current exploration activities in Israel and our plans for future operations to more of our shareholders than those attending the in-person meeting.

To register and participate in the Annual Meeting via live webinar, you will need your control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials.  Please register for the webinar at https://www.zionoil.com/2021AMS by June 4, 2021. When registering, shareholders may submit questions for the Q & A portion of the Meeting. During the Meeting, a chat room will be available for questions during the Meeting with webinar participants. The webinar details will be emailed to registered shareholders prior to the Annual Meeting. The Annual Meeting will begin promptly at 2:00 p.m. CST on June 9, 2021 and in-person at 2:00 p.m. (“CST”). A recorded presentation of the meeting will be available on our website later.

If you are a stockholder of record as of April 12, 2021, the record date for the annual meeting, you may vote at any time during the meeting prior to the closing of the polls by voting online at www.voteproxy.com, or by calling toll free 1-800-776-9437.  This is not necessary, if you have previously voted your shares.

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual annual meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Zion Oil & Gas Inc. common stock you held as of the record date, your name and email address.  You then must submit a copy of the legal proxy and a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on May 28, 2021. We will then send the holder back via email the necessary information (company number and control number) that will allow you to vote at the AST site.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are providing stockholders of record as of the Record Date (defined below) with Internet access to our proxy materials. Our Board has made these proxy materials available to you on the Internet on or about April 21, 2021 at www.astproxyportal.com/ast/ZionOil/, which is the website described in the Notice of Internet Availability of Proxy Materials (the “Notice”), mailed to stockholders of record. We are sending the Notice to our stockholders of record as of the Record Date of April 12, 2021, and filing the Notice with the SEC, on or about April 15, 2021. In addition to our proxy materials being available for review, the website contains instructions on how to access the proxy materials over the Internet or to request a printed copy, free of charge. In addition, stockholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by contacting our Investor Relations Department at our principal executive offices in Dallas, Texas. Upon request and at no cost, we will also provide stockholders a copy of our Form10-K for the year ended December 31, 2020 filed with the SEC on March 24, 2021.

At the Annual Meeting, the stockholders will be asked to:

1.	Elect five directors of the Company as Class I directors to serve for a term of three years;

2.	Amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 400 million to 800 million;

3.	Ratify the appointment of RBSM, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

4.	Approve the 2021 Omnibus Incentive Plan; and

5.	Conduct such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

To have a valid meeting of the stockholders, a quorum of the Company’s stockholders is necessary. A quorum shall consist of a majority of the shares of the Common Stock issued and outstanding and entitled to vote on the Record Date present in person or by proxy at the Annual Meeting time. Abstentions and broker non-votes shall be counted as present for the purpose of determining the presence of a quorum. Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Company’s Secretary, or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Annual Meeting. The shares represented by the proxies solicited by the Board will be voted in accordance with the directions given therein, but if no direction is given, such shares unless otherwise restricted by law will be voted:

(i)	FOR the election as directors of the nominees of the Board named below;

(ii)	FOR the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 400 million to 800 million,

(iii)	FOR the proposal to ratify the appointment of RBSM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

(iv)	FOR the approval of the 2021 Omnibus Incentive Plan; and

(v)	unless otherwise restricted by law, in the discretion of the proxies named in the proxy on any other proposals to properly come before the Annual Meeting or any adjournment(s) thereof.

The Company is unaware of any additional matters not set forth in the Notice that will be presented for consideration at the Annual Meeting.

VOTING RIGHTS

All voting rights are vested exclusively in the holders of Common Stock. Only holders of Common Stock of record at the close of business on April 12, 2021 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were a total of approximately 242,000,000 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting is entitled to one vote for each share held.

Stockholders holding a majority of the Common Stock issued and outstanding as of the Record Date, present or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment(s) thereof. Broker non-votes and abstentions are counted as shares present at the Annual Meeting for purposes of determining a quorum.

For Proposal No. 1 (Election of Directors), each nominee for election as a director must receive the affirmative vote of a majority of the votes cast by the holders of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Votes may be cast in favor of or against the election of each nominee. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the vote for directors.

For Proposal No. 2 (Amendment to the Amended and Restated Certificate of Incorporation), approval requires the affirmative vote of a majority of the voting power of the outstanding common stock entitled to vote thereon and abstentions will be counted as a vote “Against” the proposal. If your shares are held in street name and you do not give voting instructions, the record holder may nevertheless be entitled to vote your shares with respect to Proposal No. 2 in the discretion of the record holder.

For Proposal No. 3 (Ratification of RBSM, LLP), ratification of the appointment of RBSM LLP as our independent registered public accounting for the year ending December 31, 2021 requires the affirmative vote of a majority of the voting power of the outstanding common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of this proposal. The proposal to ratify the appointment of RBSM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 3) is considered a routine matter on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.

For Proposal No. 4 (2021 Omnibus Incentive Plan), approval of the 2021 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares having voting power present in person or by proxy is required for approval of the 2021 Omnibus Incentive Plan. Broker non-votes and abstentions will not affect the outcome of the voting.

If you hold shares in a brokerage account, brokers are not entitled to vote on Proposal No. 1 and Proposal No. 4 in the absence of specific client instructions. Stockholders who hold shares in a brokerage account are encouraged to provide voting instructions to their broker. To vote shares held in “street name” at the Annual Meeting, you should contact your broker before the Annual Meeting to obtain a proxy form in your name. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on “routine” matters, but not on non-routine matters. Proposals No. 1 and No. 4 are considered non-routine matters on which banks, brokers and other nominees are not allowed to vote unless they have received voting instructions from the beneficial owner of the shares. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on these proposals. If you do not provide voting instructions, your bank, broker or other nominee will not vote your shares on this proposal. Therefore, your broker will not have discretionary authority to vote your shares with respect to Proposals No. 1 and No. 4.

A “broker non-vote” occurs when the broker does not receive voting instructions from the beneficial owner with respect to a non-routine matter and therefore the broker expressly indicates on a proxy card that it is not voting on a matter. Abstentions will have the effect of a negative vote.

If your shares are held in street name and you do not give voting instructions, the record holder may nevertheless be entitled to vote your shares with respect to Proposal No. 2 in the discretion of the record holder. The increase in the number of shares of authorized common stock would be used to meet the ongoing capital requirements, finance future acquisition opportunities through issuance or sale of common stock and ensure availability of shares, as needed, for issuance in connection with equity compensation plans, stock splits, stock dividends, options, warrants, rights, acquisitions and other general corporate purposes.

The proposal to ratify the appointment of RBSM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 3) is considered a routine matter on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on these proposals. If you do not provide voting instructions, your bank, broker or other nominee will have discretionary authority to vote your shares with respect to the Proposal No. 3.

How Can I Vote?

There are three convenient methods for registered stockholders to direct their vote by proxy:

●	Vote by Internet. You can vote via the Internet. The website address for Internet voting is provided on your Notice or proxy card (www.voteproxy.com). You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until the closing of the polls during the Annual Meeting webinar around 2:00 P.M. CST on June 9, 2021. Internet voting is available 24 hours a day. If you vote via the Internet, you do NOT need to vote by telephone or return a proxy card.

●	Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on the Internet link on your Notice or on your proxy card [1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from other countries]. You will need to use the control number appearing on your Notice or proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until the closing of the polls during the Annual Meeting webinar around 2:00 P.M. CST on June 9, 2021. Telephone voting is available 24 hours a day. If you vote by telephone, you do NOT need to vote over the Internet or return a proxy card.

●	Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting webinar.

Notice & Access — Request Paper Copies:

Telephone: 888-Proxy-NA (888-776-9962); 718-921-8562 (for international callers)

E-MAIL: info@astfinancial.com

WEBSITE: https://us.astfinancial.com/proxyservices/requestmaterials.asp

Webhosting site address: http://www.astproxyportal.com/ast/ZionOil/

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The following table sets forth information as of the Record Date concerning shares of our Common Stock beneficially owned by: (i) each director; (ii) each nominee for director, (iii) each Named Executive Officer (defined below); (iv) all directors and executive officers as a group; and (v) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

In accordance with SEC rules, the table considers all shares of Common Stock that could be issued upon the exercise of outstanding options and warrants within 60 days of the Record Date to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but does not consider those securities to be outstanding for computing the percentage ownership of any other person. We have chosen to include the effect of the shares of Common Stock that could be issued upon the exercise of outstanding options and warrants through June 10, 2021. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. Except as noted above, we have calculated the percentages of shares beneficially owned based on approximately 242,000,000 shares of Common Stock outstanding on the Record Date.

The address of John M. Brown, Robert Dunn, Michael B. Croswell Jr, Paul Oroian, Forrest A. Garb, William H. Avery, Martin M. van Brauman, Gene Scammahorn, Dr. Lee Russell, John Seery, Virginia Prodan, Brad Dacus and Kent Siegel is 12655 North Central Expressway, Suite 1000, Dallas, TX 75243 and the address for Dr. Amotz Agnon and Jeffrey Moskowitz is 9 Halamish Street, Caesarea, 3088900 Israel.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John M. Brown(1)	1,215,000	(4)
John Seery	88,000	(5)
Michael B. Croswell Jr.	555,000	(6)
Forrest A. Garb(1)	313,147	(7)
William H. Avery	890,000	(8)
Paul Oroian	330,160	(9)
Virginia Prodan	75,000	(10)
Martin M. van Brauman	557,521	(11)
Gene Scammahorn	295,006	(12)
Kent Siegel(1)	290,000	(13)
Dr. Lee Russell	445,000	(14)
Dr. Amotz Agnon(1)	75,000	(2)
Jeffrey Moskowitz	280,000	(3)
Brad Dacus	76,000	(15)
Robert Dunn	275,000	(16)

Group Total*	5,759,834		2.4

*	Based on estimated 242,000,000 outstanding shares at Record Date

(1)	Nominees for Class I Directors.

(2)	Comprised of 75,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plans (the “Plans”) which are currently exercisable or that become exercisable within 60 days following the Record Date.

(3)	Comprised of 280,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plans (the “Plans”) which are currently exercisable or that become exercisable within 60 days following the Record Date.

(4)	Comprised of (a) 715,000 shares of Common Stock owned by Mr. Brown, (b) 100,000 shares of Common Stock owned by Mr. Brown’s wife and (c) 400,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plans (the “Plans”) which are currently exercisable or that become exercisable within 60 days following the Record Date.

(5)	Comprised of (a) 13,000 shares of Common Stock owned by Mr. Seery and (b) 75,000 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(6)	Comprised of (a) 350,000 shares of Common Stock owned by Mr. Croswell and (b) 205,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans, which are currently exercisable.

(7)	Comprised of (a) 3,147 shares of Common Stock owned by Mr. Garb and (b) 310,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(8)	Comprised of (a) 720,000 shares of Common Stock owned by Mr. Avery and (b) 170,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(9)	Comprised of (a) 15,160 shares of Common Stock owned by Mr. Oroian and (b) 315,000 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(10)	Comprised of 75,000 shares of Common Stock owned by Ms. Prodan issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(11)	Comprised of (a) 349,934 shares of Common Stock owned by Mr. van Brauman, plus 2,587 shares jointly held with his wife and (b) 205,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans, which are currently exercisable.

(12)	Comprised of (a) 10,006 shares of Common Stock owned by Mr. Scammahorn and (b) 285,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Scammahorn under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(13)	Comprised of (a) 5,000 shares of Common Stock owned by Mr. Siegel and (b) 285,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Siegel under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(14)	Comprised of (a) 40,000 shares of Common Stock owned by Dr. Russell and (b) 405,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans, which are currently exercisable.

(15)	Comprised of 75,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plans, which are currently exercisable or that become exercisable within 60 days following the Record Date. Mr. Dacus with his wife jointly hold 1,000 shares of Common Stock.

(16)	Comprised of (a) 50,000 shares of Common Stock owned by Mr. Dunn and (b) 225,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plans, which are currently exercisable or that become exercisable within 60 days following the Record Date.

COMPENSATION DISCUSSION AND ANALYSIS

Zion Oil and Gas, Inc., a Delaware corporation, is an oil and gas exploration company with a history of 21 years of oil and gas exploration in Israel. We were incorporated in Florida on April 6, 2000 and reincorporated in Delaware on July 9, 2003. We completed our initial public offering in January 2007. Our common stock, par value $0.01 per share (the “Common Stock”) currently trades on the OTCQX Market under the symbol “ZNOG” and our Common Stock warrant under the symbol “ZNOGW.”

The Company currently holds one active petroleum exploration license onshore Israel, the New Megiddo License 428, which was granted on December 3, 2020 and overlaps the previous Megiddo-Jezreel License 401, comprising approximately 99,000 acres. The terms of the new license are effective through June 2, 2021 and is extendable for a six-month period.

The Megiddo Jezreel #1 (“MJ #1”) site was completed in early March 2017, after which the drilling rig and associated equipment were mobilized to the site. Performance and endurance tests were completed, and the MJ #1 exploratory well was spud on June 5, 2017 and drilled to a total depth (“TD”) of 5,060 meters (approximately 16,600 feet). Thereafter, the Company obtained three open-hole wireline log suites (including a formation image log), and the well was successfully cased and cemented. The Ministry of Energy approved the well testing protocol on April 29, 2018.

During the fourth quarter of 2018, the Company testing protocol was concluded at the MJ #1 well. The test results confirmed that the MJ #1 well did not contain hydrocarbons in commercial quantities in the zones tested. As a result, in the year ended December 31, 2018, the Company recorded a non-cash impairment charge to its unproved oil and gas properties of $30,906,000. During the year ended December 31, 2020, the Company did not record any post-impairment charges. The Company recorded a post-impairment charge of $314,000 for the year ended December 31, 2019.

While the well was not commercially viable, Zion learned a great deal from the drilling and testing of this well. We believe that the drilling and testing of this well carried out the testing objectives which would support further evaluation and potential further exploration efforts within our License area. Zion believed it was prudent and consistent with good industry practice to try and answer some of these questions with a focused 3-D seismic imaging shoot of approximately 72 square kilometers surrounding the MJ#1 well. As of the date of this report, Zion has completed all of the acquisition, processing and interpretation of the 3-D data and has incorporated its expanded knowledge base into the drilling of our current drilling MJ-02 exploratory well.

On March 12, 2020, Zion entered into a Purchase and Sale Agreement with Central European Drilling kft, a Hungarian corporation, to purchase an onshore oil and gas drilling rig, drilling pipe, related equipment and spare parts for a purchase price of $5.6 million in cash, subject to acceptance testing and potential downward adjustment. We remitted to the Seller $250,000 on February 6, 2020 as earnest money towards the Purchase Price. The Closing anticipated by the Agreement took place on March 12, 2020 by the Seller’s execution and delivery of a Bill of Sale to us. On March 13, 2020, the Seller retained the earnest money deposit, and the Company remitted $4,350,000 to the seller towards the purchase price and $1,000,000 (the “Holdback Amount”) was deposited in escrow with American Stock Transfer and Trust Company LLC. On January 6, 2021, Zion completed its acceptance testing of the I-35 drilling rig and the Holdback Amount was remitted to Central European Drilling.

The MJ-02 drilling plan was approved by the Ministry of Energy on July 29, 2020. On January 6, 2021, Zion officially spudded its MJ-02 exploratory well. Zion plans to reach a total depth of approximately 5,800 meters (~19,024 feet) and the drilling is expected to take approximately 150 days.

As of the date of this report, our drilling of the MJ-02 well is continuing as planned.

At present, we have no revenues or operating income. Our ability to generate future revenues and operating cash flow will depend on the successful exploration and exploitation of our current and any future petroleum rights or the acquisition of oil and/or gas producing properties, and the volume and timing of such production. In addition, even if we are successful in producing oil and gas in commercial quantities, our results will depend upon commodity prices for oil and gas, as well as operating expenses including taxes and royalties.

Our executive offices are located at 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243, and our telephone number is (214) 221-4610. Our branch office’s address in Israel is 9 Halamish Street, North Industrial Park, Caesarea 3088900, and the telephone number is +972-4-623-8500. Our website address is: www.zionoil.com.

On June 30, 2018, we become a smaller reporting company. On August 31, 2020, the Company transitioned from the NASDAQ Capital Market to the OTC Markets. Along with the required letter to NASDAQ informing them of the requested delisting and transition to OTCQX, the Company sent a letter to the Hearings Advisor, Office of the General Counsel, requesting that the Company delist from the Capital Market and the Company withdrew its appeal of the Staff’s delist determination in order to move to OTCQX. As a result, the Company’s shares were suspended at the open of business on Wednesday, September 2, 2020 on NASDAQ and began trading on OTCQX on Wednesday, September 2, 2020 under the symbol “ZNOG.” The Company warrant “ZNAA” is traded under the symbol “ZNOGW” on the OTCQX.

Robert W.A. Dunn, effective May 1, 2019, joined the Company and assumed the duties on June 13, 2019 as the Chief Operations Officer and the exploration responsibilities and activities. On June 11, 2020, he assumed the duties of the Chief Executive Officer, while retaining the position of Chief Operations Officer. Mr. John Brown remained as Executive Chairman, but stepped down from the position of CEO on June 11, 2020.

Our “Named Executive Officers” as of December 31, 2020 were:

●	John M. Brown — Executive Board Chairman (EC);

●	Robert W.A. Dunn — Chief Executive Officer (CEO);

●	Michael B. Croswell Jr. — Chief Financial Officer (CFO);

●	William H. Avery — President.

This section describes the principles, policies, and practices that formed the foundation of our compensation program early in calendar year 2020 by the Compensation Committee and explains how such applied to our Named Executive Officers for calendar year 2020, who are included in the Summary Compensation Table provided below.

Our Board of Directors has overall responsibility for establishing compensation for our directors and executive officers. Our Board has delegated to the Compensation Committee of the Board the responsibility for establishing, implementing and monitoring adherence with our compensation philosophy with respect to our executive officers. The Compensation Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive.

Our Executive Compensation Philosophy and Objectives

We have been engaged in the exploration of oil and gas in onshore Israel since 2000 and continue to face a very challenging environment. Our ultimate success will depend, in part, upon our talented employees and the leadership provided by our Named Executive Officers. We have designed our executive compensation program to achieve the following objectives:

●	Attract and retain highly qualified talent. We need to attract, motivate, and retain management talent of high quality in a competitive market.

●	Align the interests of our executives with stockholders. We should align the interests of Zion’s management and stockholders, towards the Company’s overall success, by planning and working towards multi-well, long-term exploration and drilling programs in Israel, aimed at discovering and producing commercial quantities of oil and gas.

●	Manage resources efficiently. Employee compensation is a significant expense for us. We strive to manage our compensation programs so as to balance our need to reward and retain executives with our goal of preserving stockholder value. In addition, given the importance of preserving cash reserves for our exploration program, we seek to provide executives with significant equity compensation in order to encourage them to accept lower cash compensation than they might be able to receive elsewhere

Zion’s executive compensation programs are designed to compensate individual management personnel based on a number of factors, including:

●	the individual’s position and responsibilities within the Company;

●	the overall importance of the individual’s responsibilities in helping the Company achieve success:

●	specific tasks that the individual may be required to perform during a particular time period;

●	the individual’s skill set, experience and education;

●	market conditions, as measured by (among other things) feedback from recruiters and the Company’s knowledge of peer company compensation policies;

●	geographical considerations, including the cost of living associated with the USA and Israel, where the Company’s offices are located;

●	advice from third party economic consulting and compensation firms;

●	the Company’s performance in areas for which the individual has responsibility; and

●	the Company’s overall performance in its mission.

Components of Compensation

In an effort to meet these objectives, our executive compensation program consists of the following components:

●	Base Salary. The Compensation Committee believes that base salary should provide executives with a predictable income sufficient to attract and retain strong talent in a competitive marketplace. We generally strive to set executive base salaries at levels that we believe enable us to hire and retain individuals in a competitive environment.

●	Equity Award. The Compensation Committee believes that long-term equity incentives, such as stock options, focus executives on increasing long-term shareholder value.

●	Discretionary Cash Bonus Award. The Compensation Committee has historically awarded cash bonuses on occasion to reward significant individual contributions or to act as an incentive.

●	General Benefits. We provide generally competitive benefits packages, such as medical, life and disability insurance, to our executives on the same terms as our other employees.

Our Process of Establishing Executive Compensation

The Compensation Committee typically reviews our executive officers’ compensation on an annual basis. Our CEO recommends to the Compensation Committee the goals, objectives and compensation for all executive officers, except himself, and responds to requests for information from the Compensation Committee. Except for these roles, Zion’s executive officers do not have a role in approving goals and objectives or in determining compensation of executive officers or non-employee directors. Our CEO has no role in approving his own compensation. The Compensation Committee periodically reviews the compensation of non-employee directors, primarily by reference to the compensation of non-employee directors at similarly situated companies.

Consistent with its charter, the Compensation Committee has utilized the services of an independent corporate consultant company to provide assistance with regard to reasonable compensation ranges. For our Company, the most relevant comparison metric was market capitalization (“market cap”), and the Compensation Committee identified 14 companies beginning in early 2020 in the oil and gas exploration and production field that had an average market cap of between $18 and $98 million to compare to Zion’s market cap during the first half in 2020 of $43 million, in which the Compensation Committee took into consideration the average Company market cap based upon the recommendations of the independent corporate consultant company.

Market capitalization was used as the most relevant comparison metric, since Zion was a development stage company with neither production nor revenue and had no additional operating metrics to use for comparison purposes.

Compensation Analysis

For purposes of the analysis, in order to make an assessment for our named executive officers, data on comparable companies (the “Peer Group”) was selected based on their size, industry segment, and stage of development. The group was selected from a list of all companies that are part of the oil and gas drilling and exploration industry. We used the Global Industry Classification Standard (“GICS”) to assess industry proximity with respect to the industry group and sub-industry. We identified similar companies within our sub-industry for possible peer relationships, and we compared company size with regards to market cap. The Peer Group was approved by the Compensation Committee as representative of the sector in which we operate. This criterion was effective in yielding an appropriate survey and benchmark group.

With respect to general compensation comparisons for 2020, the selected Peer Group constituted for second quarter of 2020 were the below 14 companies, based upon a re-evaluation by the Compensation Committee. The Committee re-evaluation was based upon an independent advisory firm, in which the Company set the market cap at $43.3 million. The Committee selected the final 14 Peer Companies on the bases of availability of compensation data. There are 7 continuing peer companies from 2019 and 7 new peer companies for 2020.

1.	Battalion Oil Corporation

2.	Chaparral Energy, Inc.

3.	Earthstone Energy, Inc.

4.	Evolution Petroleum Corporation

5.	Goodrich Petroleum Corporation

6.	Highpoint Resources Corporation

7.	Independent Contract Drilling, Inc.

8.	Lonestar Resources US, Inc.

9.	Panhandle Oil and Gas, Inc.

10.	Penn Virginia Corporation

11.	Ring Energy, Inc.

12.	SandRidge Energy, Inc.

13.	SilverBow Resources, Inc.

14.	VAALCO Energy, Inc.

Using the market capitalization range based upon the Company’s market capitalization within the appropriate peer connections in the GICS industry group, the Peer Group was determined. Then, compensation ranges of each specified executive position within the Peer Group were determined and compared with the actual and projected compensation numbers from the Company. Thus, compensation information on the Peer Group was collected and statistically analyzed relative to Zion’s market capitalization, and then the Compensation Committee reached conclusions with regard to the compensation range of Zion’s senior officer management team for 2020.

The analysis focuses on four key officer positions regarding the proposed compensation paid by Zion for all officers as a whole and for the individual positions as compared to the Peer Group. The three key officer positions were the Executive Board Chairman, the Chief Executive Officer, the Chief Financial Officer and the President.

Total compensation for executives generally consisted of the following five categories: (1) Cash salaries; (2) Cash bonuses; (3) Stock awards; (4) Stock options; and (5) Other. Although some of the total pay amounts may represent actual dollars paid to the CEO and other key officers, other amounts are estimates based on certain assumptions or they may represent dollar amounts recognized for financial statement reporting purposes in accordance with accounting rules, but do not represent actual dollars received (e.g., dollar values of stock awards).

With respect to a three-year performance and pay rankings for Zion and the peer companies, Zion was at the lower range of relative pay and performance rank compared to the Peer Group. Also, Table I illustrates over a three-, two-, and one-year period that the compensation of CEOs from the Peer Group was higher when petroleum prices were higher than the compensation for Zion’s CEO. Further, the absolute pay packages of the Peer Group were much greater than Zion’s pay package over each year. The below compensation amounts are based upon the 2020 proxy statements subsequently filed by the peer companies, which reported total compensation for 2019, 2018 and 2017.

Table 1: Total Annual CEO Compensation Averages

COMPANY	TOTAL PAY 2017	TOTAL PAY 2018	TOTAL PAY 2019
Zion Oil & Gas, Inc.	438,775	447,902	296,325
Battalion Oil Corporation		2,946,816	5,194,800
Chaparral Energy, Inc.	11,600,266	1,233,708	3,593,120
Earthstone Energy, Inc.	1,641,370	2,941,250	3,791,451
Evolution Petroleum Corporation	1,055,919	1,072,954	N/A
Goodrich Petroleum Corporation	3,631,230	965,240	1,185,158
Highpoint Resources Corp	3,978,015	4,411,736	4,870,568
Independent Contract Drilling, Inc.	N/A	2,703,534	1,532,435
Lonestar Resources US Inc.	2,591,441	2,195,742	2,459,114
Panhandle Oil and Gas, Inc.	935,868	989,120	1,596,201
Penn Virginia Corporation	5,126,059	867,985	882,720
Ring Energy, Inc.	847,240	666,615	N/A
SandRidge Energy, Inc.	2,622,445	2,978,538	1,783,506
SilverBow Resources, Inc.	4,490,084	4,019,626	1,792,434
VAALCO Energy, Inc.	908,661	1,400,695	1,543,103

The Peer Group was large enough to make the comparison about Zion’s compensation relative to the Named Executive Officers’ (“NEO’s”) compensation packages of companies in the Peer Group. Also, the percentage of total NEO’s compensation to Zion’s market capitalization is one of the variables of interest, which shows Zion’s compensation packages very much below the average of the Peer Group. The Company used an average of its daily closing market caps over the first half of 2020, along with average market caps of its peer group.

Table 2: Total NEO Compensation to Market Cap

Company	Total NEO Compensation	Market Cap (millions)	Percentage
Zion Oil & Gas, Inc.	1,472,898	43	3
Battalion Oil Corp	11,314,854	76	15
Chaparral Energy, Inc.	10,715,797	20	54
Earthstone Energy, Inc.	8,182,058	64	13
Evolution Petroleum Corporation	824,759	90	1
Goodrich Petroleum Corporation	3,912,736	98	4
Highpoint Resources Corporation	11,678,394	70	4
Independent Contract Drilling, Inc.	3,759,873	27	14
Lonestar Resources US Inc.	4,699,895	18	26
Panhandle Oil and Gas, Inc.	3,072,677	22	14
Penn Virginia Corporation	3,062,329	91	3
Ring Energy, Inc.	N/A	59
SandRidge Energy, Inc.	4,293,882	71	6
SilverBow Resources, Inc.	4,786,334	62	8
VAALCO Energy, Inc.	3,875,666	50	8

As part of the total compensation review process, each company in the Peer Group along with the mix of compensation that comprises the total executive compensation package was compared to the company. The final process compared relative data for the total compensation and individual executive positions to similar data for Zion’s executives. Compensation paid to the executive officers in a company should be aligned with the company’s performance on both a short-term and long-term basis, while remaining competitive. Zion is competing for executive talent with that of its Peer Group.

Zion’s actual individual compensation levels and total compensation levels were below the average when compared with the Peer Group. Also, using a statistical method of functional relationship with the total compensation amounts as a percentage of market capitalization adjusted by the total officer count, Zion’s Officer Compensation falls within the predicted range of the comparable companies in the Peer Group.

CEO Pay Ratio

We are providing, on a voluntary basis, the information about the relationship of the annual total compensation of our employees and consultants and the annual total compensation of our CEO.

Scope of All Employees and Independent Contractors

Pursuant to Item 402(u)(3), the term “employee” means an individual employed by the company or any of its consolidated subsidiaries, whether as a full-time, part-time, seasonal, or temporary worker, whether located in the U.S. or in a foreign country and without regard to whether they are salaried. Pursuant to Item 402(u)(3), individuals who provide services to the company or any of its consolidated subsidiaries as independent contractors or leased workers are considered “employees” for purposes of the pay ratio, if they are employed and their compensation is determined by the company and such is not determined by an unaffiliated third party.

Compensation Measure for Identifying the Medium Employee

We believe the executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance the company and shareholder value. The Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The Compensation Committee reviewed a comparison of our CEO’s annual total compensation in 2020 to that of all other Company employees for the same period. The calculation of annual total compensation of all employees was determined in the same manner as the “Total Compensation” shown for our CEO in the “Executive Compensation” table on page 16 of this Proxy Statement. Pay elements that were included in the annual total compensation for each employee are: (1) salary received in 2020; (2) bonuses; (3) option awards; and (4) all other compensation that includes auto related expenses, insurance related expenses, other personal benefits and Israel related social benefits. Our calculation includes all employees and consultants in both the United States and Israel as of December 31, 2019, in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We determined the compensation of our “median employee” by: (1) calculating the annual total compensation described above for each of our employees and consultants; (2) ranking the annual total compensation of all employees and consultants inclusive of the CEO from lowest to highest (a list of 35 employees and consultants), and (3) chose the employee or consultant ranked 19th as the “Median Employee”.

The Pay Ratio

As of December 31, 2020, Zion’s CEO, Mr. Dunn, had 2020 annual total compensation of $317,175, consisting of salary, bonuses, option awards and all other compensation, as reflected in the Executive Compensation table included in this Proxy Statement and in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Our median employee’s annual total compensation for 2020 was $109,000. We estimate that Mr. Dunn’s annual total compensation was approximately 2.90 times that of our median employee in 2020.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above, The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee and consultant population and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratios reported above, as other companies have different employee and consultant populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

CEO Robert Dunn’s annual total compensation was approximately 2.90 times that of our median employee in 2020. Table 3, below, discloses the pay ratio of the Company’s Proxy-Disclosed Peers, based upon the 2020 proxy statements filed by the peer companies, which were based upon 2019 compensation of the CEOs in 2019.

Table 3: Disclosed Pay Ratio of Proxy-Disclosed Peers

Company	Fiscal Year End	Executive Name	Total disclosed CEO pay		Median employee total pay		Disclosed pay ratio
Zion Oil & Gas, Inc.	12/31/2020	Robert Dunn		$317,175		$109,000	2.90
Battalion Oil Corporation	12/31/2019	William Transier	$		$	N/A
Chaparral Energy, Inc.	12/31/2019	Charles Duginski		$2,215,596		$123,047	18
Earthstone Energy, Inc.	12/31/2019	Frank Lodzinski		$3,791,451	$	N/A
Evolution Petroleum Corporation	12/31/2019	Jason Brown	$		$	N/A
Goodrich Petroleum Corp.	12/31/2019	Walter Goodrich		$1,185,158	$	N/A
Highpoint Resources Corporation	12/31/2019	R. Scot Woodall		$4,870,568		$131,183	37.1
Independent Contract Drilling, Inc.	12/31/2019	J. A. Gallegos		$1,532,435		$96,446	15.9
Lonestar Resources US Inc.	12/31/2019	Frank Bracken		$2,459,114	$	N/A
Panhandle Oil and Gas, Inc.	12/31/2019	Paul Blanchard		$927,318		$107,911	9
Penn Virginia Corporation	12/31/2018	John Brooks		$882,720		$106,399	8
Ring Energy, Inc.	12/31/2018	Kelly Hoffman		$642,615		$98,913	6.5
SandRidge Energy, Inc.	12/31/2019	John Suter		$1,783,506		$102694	17.37
SilverBow Resources, Inc.	12/31/2019	Sean Woolverton		$1,792,434		$140,788	12.7
VAALCO Energy, Inc.	12/31/2019	Cary Bounds		$1,543,103		$93,906	16.4

Our Compensation Program Decisions

Zion’s executive compensation programs are designed to:

●	attract and retain highly qualified, talented and experienced management personnel;

●	motivate and reward members of management whose knowledge, skills, performance, and business relationships are critical to our success; and

●	align the interests of Zion’s management and stockholders in the Company’s overall success in planning and working towards multi-well, long-term exploration and drilling programs in Israel towards its mission of discovering and producing commercial quantities of oil and gas in Israel.

In this sense, having a competitive and market-based compensation program, as compared with Zion’s peer companies is very important.

Base Salary

All of our NEOs are subject to individual employment agreements with fixed base salaries. Because Zion remains in the development stage, the Compensation Committee has determined to maintain the salaries of our named executives, including our CEO at rates that are below average as compared with our peer companies.

Equity Awards

Our equity-based incentive program for the entire company, including executive officers, currently consists of stock option grants. As is the case with base salary, option grants are typically governed by each officer’s employment agreement.

Nonetheless, the Compensation Committee will from time to time grant options outside of the executive’s personal employment agreement. In determining the number of options to be granted to executive officers, the Compensation Committee takes into account the market data discussed above, internal pay fairness, the individual’s position and scope of responsibility, the executive’s ability to affect profitability and stockholder value, the individual’s historic and recent job performance and the value of stock options in relation to other elements of total compensation.

In 2020 and in the future, the Compensation Committee believes it is appropriate to place a heavier emphasis on long-term equity incentives in our executive officer compensation, as opposed to cash compensation. The Compensation Committee’s intent is to more closely align our stockholders’ interest to create long-term value with that of our executive officers through equity incentives, and to preserve cash for our exploration programs.

Zero Percentage of Directors Receiving Shareholder Approval Rates Below 80%

With respect to the Shareholder Annual Meeting on June 10, 2020, none of the directors on the ballot received shareholder approval rates below the 80% level and the independent directors and all directors received greater than 98.8% approval rates.

Consideration of Previous Shareholder Advisory Vote

In June 2020, our stockholders approved the compensation of our Named Executive Officers as described in our 2020 proxy statement, with approximately 92.5% of stockholder votes cast in favor of our 2020 “say-on-pay” resolution (excluding abstentions and broker non-votes). The Compensation Committee will consider these results as evidence of support for our compensation program and responsive to shareholder concerns as described in our 2020 proxy statement, and as grounds for maintaining a similar approach for 2021. During our 2020 stockholders’ meeting, the voting results of the frequency of future nonbinding advisory votes on the compensation of the Company’s Named Executive Officers were 70.5% for every 3 years, 6.2% for every 2 years and 23.2% for every year.

Hedging, Short Sales and Pledging Prohibitions

Our insider trading policy prohibits our Named Executive Officers and Directors from engaging in any speculative transactions involving our common shares including buying or selling puts or calls, pledging, short sales or purchases of securities on margin or otherwise hedging the risk of ownership of our stock. In exceptional circumstances, pledges for loan collateral (not margin debt) in a good faith and arms-length transaction may be approved, but would require the approval and authorization of both the CEO and the Chief Legal Officer or the Chief Compliance Officer as determined by them in their sole discretion.

Conclusion

We believe that the compensation provided to our executive officers is reasonable and appropriate to facilitate the achievement of our long-term objectives. The compensation programs and policies that our Compensation Committee has designed incentivize our executive officers to perform at a level necessary to achieve our desired objectives. We believe that the various elements of compensation combine to align the best interests of our executive officers with our stockholders and our company in order to maximize stockholder value.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board on March 18, 2021 that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Forrest Garb (Chair)
Kent Siegel
John Seery

EXECUTIVE COMPENSATION

The following table sets forth the total compensation received for services rendered in all capacities to our Company for the last three fiscal years, which was awarded to, earned by, or paid to our Executive Chairman, Chief Executive Officer, Executive Vice Chairman/President/Chief Operating Officer and Chief Financial Officer.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation(2)	Total
John M. Brown,	2018	249,000	30,000	56,750	111,513	447,263
Executive Chairman,	2019	127,317	30,000		139,008	296,325
Chief Executive Officer	2020	329,183	30,000	71,400	120,876	551,460

Robert W.A. Dunn	2019	133,333		67,250		200,583
Chief Executive Officer	2020	260,088			7,333	267,422

Michael B. Croswell Jr.	2018	175,000		80,200	43,731	298,931
Chief Financial Officer	2019	193,750			4,986	198,736
	2020	255,904			8,735	264,639

Avery, William	2019	90,000		48,000	88,930	226,930
President	2020	305,325		21,600	15,307	342,232

*	Robert W.A. Dunn, effective May 1, 2019, joined the Company and on June 13, 2019 assumed the position of Chief Operations Officer to assume exploration responsibilities and activities from Mr. Guinn. Mr. Avery assumed the position of President, effective April 12, 2019. On June 11, 2020, Mr. Dunn assumed the position of Chief Executive Officer while retaining the position of Chief Operations Officer. Mr. John Brown stepped down from the position of Chief Executive Officer and remained in the position of Executive Chairman.

(1)	In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the Named Executive, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for Zion that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 6 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. To see the value actually received by the Named Executive Officers in fiscal 2019, see the “Option Exercises and Stock Vested” in fiscal 2019 Table below.

(2)	For 2020, represents the compensation as described under the caption “All Other Compensation”, below.

All Other Compensation

“All Other Compensation” includes various perquisites and other benefits, including, but not limited to, coverage for medical, dental, vision, disability and life insurance and vehicle allowances.

Grant of Plan Based Awards in 2020

The table below sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2020. All grants were approved by the Compensation Committee.

Name	Approval Date(1)	Grant Date(1)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Robert W.A. Dunn	01/06/2020(1)	01/06/2020	25,000	$0.01	$12,809
William H. Avery	01/06/2020(1)	01/06/2020	25,000	$0.01	$12,809
John M. Brown	01/06/2020(1)	01/06/2020	25,000	$0.01	$12,809
Mike Croswell	01/06/2020(1)	01/06/2020	10,000	$0.01	$5,125

(1)	Represents grant of stock options under our 2011 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on January 6, 2030

Outstanding Equity Awards at Fiscal Year End — December 2020

The following table sets forth certain information with respect to restricted stock and stock options held by our Named Executive Officers as of December 31, 2020.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John M. Brown	300,000			$2.61	12/4/2021
	25,000			$1.38	1/1/2025

William H. Avery	20,000			$1.70	12/21/2022
	75,000			$0.1585	12/10/2029

Robert W.A. Dunn	50,000			$0.01	5/1/2029
	75,000			$0.01	11/18/2029
	25,000			$0.01	1/6/2030

Michael B. Croswell Jr.	40,000			$2.61	12/4/2021
	30,000			$1.70	12/21/2022
	1,693			$1.67	10/1/2024
	48,307			$1.38	1/2/2025
	10,000			$0.01	1/6/2030

Option Exercises and Stock Vested in Fiscal 2020

The following table provides information about options exercised by the Named Executive Officers during the fiscal year ended December 31, 2020:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
John M. Brown	340,000	71,400
Robert W.A. Dunn	---	---
Michael Croswell	---	---
William H. Avery	120,000	21,600

(1)	Represents the amounts added to taxable income based on the difference between the market price of our stock on the date of exercise and the granted exercise price.

Employment Agreements as of December 31, 2020

John M. Brown. Mr. Brown has continuously served as Chairman of the Board since the Company’s establishment in April of 2000 but was appointed Executive Chairman in January 2010. On January 1, 2014, the Company and Mr. Brown, the Chairman of the Company’s board of directors, entered into an Employment Agreement (the “Chairman Agreement”) covering Mr. Brown’s service as the Executive Chairman of the Company’s Board of Directors, which has been amended by a First Amendment dated March 31, 2014 and a Second Amendment dated December 19, 2016. On April 12, 2019, Mr. Brown was elected by the Board to serve as the CEO upon Mr. Guinn’s resignation with no change to his Chairman Agreement.

The Chairman Agreement had an initial term that extended through December 31, 2016 and then automatically renewed for successive two-year terms unless either party shall advise the other 90 days before expiration of the initial or renewed term of its intention to not renew the agreement beyond its then scheduled expiration date. Under the agreement, Mr. Brown is paid an annual salary of $249,000, payable monthly. Mr. Brown will receive an annual bonus of $30,000 and 25,000 stock options. Mr. Brown can terminate the Chairman Agreement and the relationship thereunder at any time upon 60 business days’ notice. If the Company were not to renew the term of the agreement or were to terminate the agreement during any renewal term, for any reason other than “Just Cause” (as defined the Agreement), then the Company is to pay to Mr. Brown an amount equal to the base salary, then payable to him for a period of twelve months as if the Agreement had not been so terminated or had been renewed. Mr. Brown may also terminate the agreement for “Good Reason” (as defined in the Agreement), whereupon he will be entitled to the same benefits as if the Company had terminated the agreement for any reason other than Just Cause. The Chairman Agreement provides for customary protections of the Company’s confidential information and intellectual property.

Michael B. Croswell Jr. Mr. Croswell was appointed by the Board as Chief Financial Officer on August 15, 2016. Mr. Croswell entered into an employment agreement for an initial term until December 31, 2017 and automatically renewed for successive one-year terms unless the Company or Employee indicates in writing, more than 30 days prior to the termination of this initial term or any renewal term that it does not intend to renew this agreement. Under the agreement, Mr. Croswell is to be paid an annual salary of $150,000, subject to annual review and adjustments. On January 9, 2018, the Compensation Committee approved the recommendation from the CEO and the Chairman and Vice Chairman of the Board to increase the annual salary to $175,000 beginning January 1, 2018. On April 15, 2019, the CEO, Executive Vice President and Chairman of the Board approved an increase in annual salary to $200,000 effective April 1, 2019. On May 15, 2020, the CEO, Executive Chairman, and the Board approved an increase in annual salary to $220,000 effective May 1, 2020.

The Company shall also grant to Employee fully vested options to purchase 25,000 shares of common stock at a per share exercise price of fair market value commencing January 5, 2017 and continuing on the 5th day of January of each successive renewal term.

If the Company were to terminate the agreement during a renewal term for any reason other than “Just Cause” (as defined in the employment agreement), then Mr. Croswell is entitled to 12 month’s salary, as well as all benefits earned and accrued through such date. The employment agreement provides for customary protections of the Company’s confidential information and intellectual property.

Robert W.A. Dunn. Mr. Robert Dunn was appointed on June 13, 2019 as Chief Operations Officer. Mr. Dunn joined the Company as Director of Operations, effective May 1, 2019. On June 11, 2020, Mr. Dunn was promoted to the position of Chief Executive Officer by a unanimous vote of the Board, while retaining the position of Chief Operating Officer. Mr. Dunn’s impressive resume includes over 27 years of senior management and field operations focusing on technologically driven seismic acquisition across the globe. During the past decade of working in the Eastern Hemisphere, Mr. Dunn has acquired more than 7,800 square kilometers of 3D and 10,000 kilometers of 2D seismic surveys which have helped exploration and production customers to make informed decisions in their exploration programs. Mr. Dunn will be overseeing the Company’s planned acquisition and processing of 3D seismic data, in addition to other operational matters as they arise.

Mr. Dunn’s considerable experience extends to the early 1990s and includes logistics/acquisition management in remote regions ranging from the Arctic to South American jungles as Project Manager and Technical/Recording Crew Manager for CGG Veritas, where his innovations helped Veritas become the largest and most trusted name in the geophysical industry. Mr. Dunn was President of Geophysical Services for Viking Services from 2012 before joining Zion. In that capacity, Mr. Dunn managed all aspects of geophysical exploration in Europe, Turkey, and Africa, seeing Viking acquire over 7,800 square kilometers of 3D and 10,000 kilometers of 2D. During his tenure, Mr. Dunn also implemented operational plans in Hungary, Romania, Bulgaria, and Iraq as Managing Director of Central European Drilling and Oilfield Services in Northern Iraq. Before this, Mr. Dunn oversaw Viking’s acquisition of over 2,200 square kilometers of 3D as Technical Operations Manager, leading to the discovery of new basins. Mr. Dunn is a member of the Society of Exploration Geophysicists, the European Association of Geophysical Exploration and the American Chamber of Commerce. He holds several technical certifications from industry groups.

In connection with his promotion to Chief Executive Officer, Mr. Dunn will receive an annual salary of $250,000, as well as other employee benefits, pursuant to his Employment Agreement effective May 1, 2019 and amended June 11, 2020.

William H. Avery. Mr. Avery was appointed on July 1, 2019 to the permanent position of President, following Mr. Avery’s position as interim President since the April 12, 2019 resignation of Mr. Dustin Guinn as CEO, COO and President. Dated July 1, 2019, his Employment Agreement provides a salary at the annual rate of U.S. $250,000 as well as other employee benefits and grants fully vested stock options for 100,000 shares of common stock. The Employment Agreement replaces a prior consulting agreement with Mr. Avery, who currently owns 720,000 shares of Company stock and 170,000 outstanding stock options. In connection with his promotion to President, Mr. Avery will continue to serve as General Counsel and as a Director. William H. Avery was appointed to the Board as a non-employee director, effective September 1, 2013.

Potential Payments upon Change of Control or Termination following a Change of Control

Our employment agreements with our Named Executive Officers provide incremental compensation in the event of termination, as described herein. Generally, we currently do not provide any severance specifically upon a change in control nor do we provide for accelerated vesting upon change in control. Termination of employment also impacts outstanding stock options.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the basis for the termination, the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our Common Stock when the termination event occurs.

The following table sets forth the compensation that would have been received by each of the Company’s Named Executive Officers had they been terminated as of December 31, 2020.

Name	Salary Continuation(1)	Bonus	Accrued Vacation Pay	Total Value
John M. Brown	237,000	—	—	237,000
William H. Avery	250,000	—	5,000	255,000
Michael B. Croswell	220,000	—	7,000	227,000
Robert Dunn	250,000	—	8,000	258,000

(1)	Represents 12 months of 2020 base salary.

DIRECTOR COMPENSATION

Our non-employee director compensation program in 2020 consisted of two principal elements: (1) board fees ($1,500 per month) and, if applicable, committee chairmanship fees ($1,000 per month) and (2) grants of stock options. Pursuant to the monthly board fees described above, non-employee directors received an annual payment of $18,000 in 2020 and each chairman or co-chairman of a committee received an additional $12,000 in annual payments. We also reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

The following table summarizes compensation paid to our non-management directors during the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	All Other Compensation		Total
Forrest A. Garb	60,000			—		60,000
Paul Oroian	42,000					42,000
Brad Dacus	18,000					18,000
Dr. Amotz Agnon	18,000					18,000
Dr. Lee Russell	7,500			196,500	(2)	204,000
Virginia Prodan	18,000					18,000
Gene Scammahorn	42,000					42,000
Kent S. Siegel	42,000					42,000
John Seery	18,000					18,000
Martin M. van Brauman	18,000			213,730	(3)	231,730

(1)	In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of option awards granted during the indicated year, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares actually received or which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense to Zion that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balances. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 6 to the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	Consulting fees for Dr. Russell ($196,500)

(3)	Legal fees for SEC filings, tax, corporate governance documents/procedures, Delaware and Texas franchise tax and annual report filings, FINCEN filings, Swiss branch filings, etc. ($173,605); fees for secretary/treasurer ($36,000); other compensation ($4,124)

INFORMATION RELATING TO AN EXECUTIVE OFFICER WHO IS NOT A DIRECTOR NOMINEE

All executive officers of the Company are members of the Board of Directors.

Employment Agreements for 2020

We have entered into employment agreements with Messrs. Brown, Avery, Dunn, and Croswell. See “Executive Compensation — Employment Agreements” for additional information.

Policy for Approval of Related Party Transactions

Our Audit Committee Charter provides that our Audit Committee shall review for potential conflict of interest situations on an ongoing basis and shall approve all “related party transactions” required to be disclosed under SEC regulations or otherwise subject to approval by an independent body of our Board under the requirements of the NASDAQ and the OTCQX. Except as set forth above, we do not have a written approval policy for transactions between the Company and our executive officers and directors, but these transactions are subject to the limitations on conflicts of interest and related-party transactions found in our Code of Business Conduct and Ethics (the “Code”). Under the Code, executive officers and directors endeavor to avoid any actual, potential or apparent conflict of interest between their personal and professional relationships. Any proposed related transactions, however, may be approved in accordance with both applicable law and applicable NASDAQ rules and OTCQX rules. Although we began trading on OTCQX on September 2, 2020, we continue to be an SEC Reporting Company and maintain a certain level of Board and Committee independence as require by the OTCQX Rules for U.S. Companies and in addition to maintain the independence requirement standards of NASDAQ.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to securities authorized for issuance under equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Stock Options	3,797,750	$1.14	10,798,789
Equity compensation plans not approved by security holders:	—	—	—
TOTAL	3,797,750	$1.14	10,798,789

Long-Term Incentive Plan

At our 2002 Annual Meeting of Stockholders, the stockholders approved the establishment of a long-term key employee and consultant incentive plan, which may be structured as an employees’ royalty pool, to be funded by the equivalent of a 1.5% overriding royalty interest. The Company may, but has not yet, established a long-term management incentive plan for key employees and consultants whereby a 1.5% overriding royalty or equivalent interest in the all current and future oil and gas exploration and development rights would be assigned to key employees and consultants. As this plan has not been established as of December 31, 2020, the Company did not have any outstanding obligation in respect of the plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers and directors of the Company and persons who beneficially own more than 10% of the Common Stock outstanding to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 or 5) with the SEC. Officers, directors and such greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from its executive officers and directors and persons who beneficially own more than 10% of the Common Stock, all filing requirements of Section 16 (a) of the Exchange Act, were complied with in a timely manner during the fiscal year ended December 31, 2020.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

On December 31, 2020, our Board consisted of 15 directors. Our Amended and Restated Certificate of Incorporation classifies the Board into three classes, each having a staggered term expiring at successive annual meetings. Five Class I directors are to be elected at the Annual Meeting to serve a three-year term expiring at the 2024 Annual Meeting of Stockholder (and until their successors shall be elected and shall qualify). The term of our Class II directors, Martin M. van Brauman, Gene Scammahorn, John Seery, Brad Dacus and Dr. Lee Russell, shall expire at the 2022 Annual Meeting of Stockholders. The term of our Class III directors, Paul Oroian, Virginia Prodan, Robert Dunn, William Avery and Jeffrey Moskowitz, shall expire at the 2023 Annual Meeting of Stockholders.

The Board has nominated the persons named in the table below for election as Class I directors. All such persons are presently directors of the Company, except Ms. Sarah Caygill, and each has consented to being named as a nominee for election as a Class I director and has agreed to serve if elected. If elected by the shareholders, Ms. Caygill will serve on the Compensation Committee as the Co-Chairperson. There are no related party transactions between Ms. Caygill and the Company. There are no family relationships with Ms. Caygill among any of the directors and officers. The Nominating and Corporate Governance Committee, along with the entire Board, desire to increase the independence of the Board as elections arise each year in the selection process for re-election of independent and non-independent Board members.

Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as Class I directors. If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board to the extent that such substitute nominee exists. However, the Board has no reason to believe that any nominee will be unable or unwilling to serve as a director.

The five nominees receiving the highest number of affirmative votes of shares present or represented by proxy and entitled to vote for them shall be elected as directors.

Name of Nominee	Principal Occupation	Age	Year Became a Director
Forrest Garb	Director	91	2005
Kent Siegel	Director	65	2012
Amotz Agnon	Director	66	2018
John Brown	Director	81	2000
Sarah Caygill	Director	59

The following describes at least the last five years of business experience of the directors standing for re-election and election. The descriptions include any other directorships at public companies held during the past five years by these directors. No family relationship exists between any director and executive officer of the Company.

John M. Brown, age 81, is the founder of Zion Oil & Gas and has been a director and Chairman of the Board of Directors of Zion since its organization in April 2000 and, effective April 12, 2019, again serves as the Chief Executive Officer. Mr. Brown was appointed Executive Chairman in January 2010. Mr. Brown was appointed as Interim Chief Executive Officer on October 18, 2012 and on January 1, 2014, Mr. Brown was appointed as the Chief Executive Officer and to continue as the Executive Chairman. Previously, he served as our Chief Executive Officer from April 2000 to September 2004 and as President from April 2000 to October 2001. Mr. Brown has extensive management, marketing and sales experience, having held senior management positions in two Fortune 100 companies - GTE Valeron, a subsidiary of GTE Corporation and a manufacturer of cutting tools, where he was employed from 1966-86 and served as the corporate director of purchasing, and Magnetek, Inc., a manufacturer of digital power supplies, systems and controls, where he was corporate director of procurement during 1988-89. Mr. Brown was a director and principal stockholder in M&B Concrete Construction, Inc. from 1996 to 2003. Mr. Brown had been actively pursuing a license for oil and gas exploration in Israel for 35 years. His efforts led to our obtaining, in May 2000, the Ma’anit License, the precursor to the Joseph License. Mr. Brown holds a BBA degree from Fullerton College. He was awarded a degree in Doctor of Biblical Studies in 2013 from Emmanuel Baptist University. The board believes that Mr. Brown’s senior management experience in two Fortune 100 companies as well as his extensive experience in the oil and gas sector in the State of Israel provide with him with the insight and vision needed to serve as Chairman of our Board of Directors.

Forrest A. Garb, age 91, was appointed a director in November 2005 and serves as Chairman of the Compensation Committee. Mr. Garb is a petroleum engineer who has provided independent consulting services for more than 45 years. His consulting career began with H.J. Gruy and Associates, Inc. and its successors, where he served as a vice president for four years, executive vice-president for ten years, and president for fifteen years, until leaving in 1986, following Gruy’s merger into a public company. In his capacity as president, Mr. Garb contracted, performed and supervised over 12,500 projects ranging from simple evaluations to sophisticated reservoir simulations. In 1988, Mr. Garb founded Forrest A. Garb & Associates, Inc., a privately-owned petroleum consulting firm, where he served as chairman and chief executive officer until his retirement in 2003 and sale of his interests in the company to its key employees. Prior to entering into consulting, Mr. Garb was educated in petroleum engineering at Texas A&M University (BSc and Professional MSc) and received his early training at Socony Mobil Oil Company in Kansas, Texas, Louisiana and Venezuela. Mr. Garb is a member of the Society of Petroleum Engineers and is a past President of the Society of Petroleum Evaluation Engineers. He has been a member of the Association of Computing Machinery, the American Arbitration Association, the Petroleum Engineers Club of Dallas, the Dallas Geological Society, and is a member of the American Association of Petroleum Geologists. He was a charter member of The American Institute of Minerals Appraisers. He is a registered professional engineer in the state of Texas. The Board believes that Mr. Garb’s petroleum engineering background and vast experience in the petroleum industry spanning over 45 years provide our Board with a valuable resource in assessing oil and gas prospects.

Kent S. Siegel, age 65, was appointed a director in December 2012 and assumed his office as of January 1, 2013. Mr. Siegel previously served as a director on the Company’s Board from November 2003 through March 31, 2011 and as the Company’s Chief Financial Officer from July 9, 2010 through March 31, 2011, the date of his resignation. Mr. Siegel has served as president and chief operating officer of Kent S. Siegel, P.C. since 1984. Kent S. Siegel, P.C. is a firm of certified public accountants and attorneys at law based in West Bloomfield, Michigan, at which Mr. Siegel practices as a tax and bankruptcy attorney and CPA. Mr. Siegel holds a Bachelor of Business Administration from Michigan State University School of Business, a Juris Doctor from Wayne State University School of Law and a Bachelor of Science in Electrical Engineering from Lawrence Technological University School of Engineering. The Board believes that Mr. Siegel’s extensive experience as a certified public accountant and in tax law provides our Board with a critical accounting and tax law perspective. Mr. Siegel is a valuable member of the Audit Committee of our Board and serves on the Compensation Committee.

Dr. Amotz Agnon, age 66, was appointed to the Board effective September 1, 2019. Dr. Amotz Agnon is a Professor of Geology and Geophysics, whose research has spanned the geology and geodynamics of the boundaries of the Arabian Plate, from the Levant to the Zagross – Persian Gulf. He has been a professor at the Institute of Earth Sciences of Hebrew University of Jerusalem, teaching in field and structural geology, geodynamics, marine geology and geophysics. After founding and directing the first geophysical lab at Hebrew University, Agnon initiated and co-founded the Neev Center for Geoinfomatics. Dr. Agnon has served as Vice-President and President of the Israel Geological Society and acted as the chair of the Oceanography M.Sc. and Marine Science B.Sc. programs at the university. He has been invited to three Ph.D. juries for the Institut de Physique du Globe (Paris, Strasbourg). He has served on the inter-ministerial Committee for National Infrastructures and as an advisor for the Atomic Energy Commission in Israel. He holds a B.Sc. and M.Sc. in Geology from Hebrew University and a Ph.D. in Geophysics from the University of California at Berkeley. He has published jointly over 100 journal articles in his field and has published numerous chapters in books and professional publications. The Board believes that Dr. Agnon’s extensive experience in his field of geology and geophysics is invaluable in providing the Board with important perspectives in these areas.

Sarah Caygill, age 59, is an experienced financial analyst, portfolio manager, asset allocator and independent board director.  She began her career in London at Chase Manhattan in 1984 and subsequently worked as an equity analyst at BZW and Schroders in London covering French equities. In 1990, she joined Sweden’s Trygg Hansa SPP, a major Scandinavian banking and insurance firm, as a portfolio manager, with responsibility for French, Spanish and Italian equities. In 1993, following the Swedish financial crisis, she moved to JP Morgan’s Private Bank in Geneva to manage advisory portfolios covering Europe and Emerging Markets.  She then ran both institutional and private portfolios as a Vice President of Canadian Imperial Bank of Commerce, also in Geneva, with responsibility for European Consumer and Services sectors.  In 2000, Sarah launched White Mountain, a European equity long/short hedge fund and she later joined the main investors in the fund, Canadian-based Arrow Hedge Partners.  She established Arrow’s European operations, including manager due diligence and selection for its global fund of funds, also serving on Arrow’s investment committee.  Over her career as a fund manager and advisor, the funds and mandates Sarah managed and advised outperformed their benchmarks and peer groups. Since 2011, Sarah has served as an independent director for alternative funds and absolute return funds, management companies, foundations and corporations across a range of jurisdictions including Cayman Islands, Luxembourg, Switzerland and Ireland. She is a member of AIMA (The Alternative Investment Management Association) and 100 Women in Finance. She is also a panel director of IPAF Group (Industry Professionals serving as non-executive directors to Alternative Funds). Sarah holds a Masters’ Degree in Modern Languages and Philosophy from Oxford University. She has both British and Swiss citizenships and resides in Geneva, Switzerland. The Board believes that Ms. Caygill’s extensive experience in finance is invaluable in providing the Board with important perspectives in this area.

There are no family relationships between any of the above directors.

Information Relating to Continuing Directors who are not Standing for Election or Re-election this Year

Paul Oroian, age 67, was appointed a director in November 2003. He has served as president and managing partner of Oroian, Guest and Little, P.C., a certified public accounting and consulting firm based in San Antonio, Texas, since its founding in 1983. From 1980-1983, Mr. Oroian was a tax senior in the San Antonio offices of Arthur Young and Company. Mr. Oroian holds a Bachelor of Science degree in Business Administration from Bryant College. He has served as a board member of Technology Oversight Committee and the IRS Regional Liaison Committee of the Texas Society of Certified Public Accountants and was vice president and a director of the San Antonio CPA Society between 1992 and 1998. The Board believes that Mr. Oroian’s extensive experience as a certified public accountant was instrumental in his appointment to the Audit Committee of our Board and provides our Board with a critical accounting perspective. Mr. Oroian also serves as the Board’s Lead Independent Director.

William H. Avery, age 73, was appointed to the Board as a non-employee director, effective September 1, 2013. From 2001 to 2003, Mr. Avery worked on a broad variety of administrative, financial and legal matters for the Company. He served as Vice President of Finance and Treasurer commencing 2003 until 2007. He worked full time as Executive Vice President and Treasurer and as a director commencing in 2007 with responsibility for administration, finance and legal until 2010. From December 2012 to current, he has been retained as General Counsel on a part time basis under an independent consulting contract. Effective April 12, 2019, Mr. Avery assumed the position of President and is under an employment contract. Mr. Avery has a BBA in Finance and Economics from Southern Methodist University and a Juris Doctorate from Duke University. The Board believes that Mr. Avery’s extensive experience in corporate law, corporate litigation, and other laws was instrumental in his appointment to the Board and provides the Board with important perspectives in these areas.

Virginia Prodan, age 57, was appointed to the Board on July 1, 2018 and serves on the Nominating and Corporate Governance Committee. Ms. Prodan is an international human rights attorney and an Allied Attorney with the Alliance Defending Freedom. She is CEO and founder of Virginia Prodan Ministries. Her book, My Assassin, tells about her struggle for human and religious rights in Romania during the Communist regime. Ms. Prodan earned a Juris Doctor Degree at the Bucharest Law School, Romania, and was licensed in 1977. She was exiled from Ceausescu’s Romania in 1988 for defending human rights cases, which concerned Ceausescu’s persecution of Christians in Communist Romania. She earned a Master of Laws, LL.M. International, in 1995 and earned a Juris Doctor in 1997 from Southern Methodist University. She is licensed in Texas and Colorado and in the United States District Court for the Northern District of Texas. She was an intern for the Institute for Justice in Washington, D.C. and was an intern for U.S. Judge Sidney Fitzwater of the Northern District of Texas. She is on the Adjunct Faculty at El Centro College Paralegal Program. She has been featured on over 45,000 national and international television programs, live shows, radio programs and magazines. Ms. Prodan is on the advisory board of Stand with Persecuted Churches, the 21st Century Wilberforce Ministry and 4word women.org and on the board of directors of the State Republican Executive Committee — Senate District 16. Texas Governor Greg Abbott appointed her to the Texas Holocaust and Genocide Commission in 2018. The Board believes that Ms. Prodan’s extensive experience in human and labor rights laws and social governance concerns was instrumental in her appointment to the Board and provides the Board with important perspectives in these areas.

Jeffrey Moskowitz, age 63, was appointed a director in September 1, 2019. Jeffrey Moskowitz is Vice-President of Zion and has also served as Zion’s Israel Branch managing director since May 2017. From 2008 to May 2017, Mr. Moskowitz, an attorney with Aboudi & Brounstein, provided legal services to Zion regarding various aspects of operations in Israel. As an attorney, Mr. Moskowitz has extensive experience in the oil and gas exploration industry in Israel. Mr. Moskowitz has been a certified attorney in the State of Israel since 1982 and has earned his Bachelor of Law degree from the Faculty of Law Bar Ilan University, Israel. The Board believes that Mr. Moskowitz’s extensive experience in Israel dealing with government officials is invaluable in providing the Board with important perspectives in these areas.

Gene Scammahorn, age 73, was appointed a director in October 2012. Until recently, Mr. Scammahorn was an Internal Audit Director at Xerox Business Services, LLC, a position that he held since 2001. In this position, he was primarily responsible for consulting and advising operating management in preparations for over 100 external SSAE (formerly SAS 70) audits of domestic and global business process outsourcing contracts. Mr. Scammahorn has over 30 years of business experience, including two “Big Four” public accounting firms, major oil and gas companies and banking and consulting. He has participated in audit committee presentations and meetings for major clients, the Federal Reserve Bank of Dallas and Xerox Business Services, LLC. He received a BS in Accounting in 1973 from the University of Tulsa and is a Certified Public Accountant. The Board believes that Mr. Scammahorn’s extensive experience as a certified public accountant was instrumental in his appointment to the Board and Audit Committee of our Board and provides our Board with a critical accounting perspective.

John Seery, age 75, was appointed to the Board on September 1, 2018 and to serve as a member on the Compensation Committee. Mr. Seery has over forty years’ of experience in the project management and design of oil and gas facilities. Projects have included refining, gas processing, compressor stations, terminals, and production and construction facilities. His scope has ranged from feasibility and conceptual design and studies, including cost estimating, detail design, procurement, startup and project and construction management. Mr. Seery was employed by Mustang Engineering as a Project Engineer from 1998 until his current retirement for projects in Kansas, Texas, Scotland, Lithuania and Equatorial Guinea for clients such as ExxonMobil. He was employed by Basic Systems, Inc., as a Project Manager for projects in the Ukraine and Uzbekistan from 1993 to 1998. He was employed as a Project Manager by Armelline Engineering from 1990 to 1992 for projects in Oklahoma and California for clients such as Arco Oil & Gas and Mobil. He was employed by Nova Engineering from 1984 to 1990, Aztec Construction from 1981 to 1983, Edeco from 1973 to 1981 and Sun Oil Refinery from 1969 to 1973. Mr. Seery earned a B.S. in Mechanical Engineering at New Mexico State University and is a licensed Project Engineer. He also completed Management Courses at Findlay College. The Board believes that Mr. Seery’s extensive experience in project management in the oil and gas industry and the design of petroleum facilities was instrumental in his appointment to the Board and provides the Board with important perspectives in these areas.

Dr. Lee R. Russell, age 72, was appointed to the Board on May 1, 2017 and has been an independent Geoscience Consultant with the Company since August of 2012. He has over 41 years of industry experience in research and exploration positions with Shell Oil Co., Arco, and Sun Oil, as well as in his own exploration pursuits and consultancy. Projects have ranged from domestic exploration in the Gulf of Mexico, Rocky Mountains, and Alaska, to international projects in East and West Africa, North Sea, Norway, Onshore China, New Zealand, Papua New Guinea, and Newfoundland. He is a published author of many scientific articles and served as a Panel Chair and Co-Author of a National Research Council study on “Solid Earth Sciences and Society.” He received his BA in Geology from Ohio Wesleyan University in 1970, and MSc and PhD degrees in Geology and Geophysics from Texas Tech University in 1972 and 1977. He is a member of the American Association of Petroleum Geologists, serving two terms as Associate Editor, and is a Fellow of the Geological Society of America. The Board believes that Dr. Russell’s extensive experience in as a geoscience consultant with over 41 years in the exploration business was instrumental in his appointment to the Board and provides the Board with important perspectives in these areas.

Martin M. van Brauman, age 73, was appointed to the Board effective April 1, 2014 and since January 1, 2012 has been the Corporate Secretary and Treasurer and since June 1, 2013 has been a Senior Vice President and since September 15, 2020 an Executive Vice President. From July 1, 2007 to January 31, 2009, he served as the Chief Financial Officer, Corporate Secretary, Senior Vice President and Board director. Between February 1, 2009 and July 1, 2009, he served as the Chief Legal Officer. He is Board Certified in Tax Law by the Texas Board of Legal Specialization and has been in private legal practice in Dallas specializing in international and corporate tax and business corporate law. Previously, he spent 12 years as a Senior Attorney (International Specialist and Petroleum Industry Specialist) with the Office of Chief Counsel, IRS, followed by three years as a tax consultant with Deloitte & Touche and Grant Thornton. He has published on subjects related to taxation of international oil and gas ventures. Mr. van Brauman holds a B.E. degree from Vanderbilt University, a Doctor of Jurisprudence degree from St. Mary’s University and an M.B.A. (Beta Gamma Sigma) and LL.M. (Tax Law) from Southern Methodist University.

He has been an Adjunct Professor at Southern Methodist University, School of Law, L.L.M. Tax Program and at the University of Texas at Dallas, Masters of Accounting Program. He is president and co-founder of Jews and Christians United for Israel, Inc., a 501(c)(3) nonprofit. He is the managing director of The Abraham Foundation, a Swiss International foundation, and the Bnei Joseph Foundation, an Israeli nonprofit amuta. He is on the Advisory Board of the Jewish and Israel Studies Program, University of North Texas. He is a Capitol Club member of the American Israel Public Affairs Committee (“AIPAC”). He is a Texas Board member of the Bnei Zion Foundation. Publication: Jews and Christians, Fellow Travelers to the End of Days, (2nd ed. 2020). The Board believes that Mr. van Brauman’s extensive experience in corporate law, corporate governance laws, and federal, state and international tax laws was instrumental in his appointment to the Board and provides the Board with important perspectives in these areas.

Mr. Brad Dacus, age 57, was appointed to the Board effective December 1, 2019. Mr. Dacus is the president and founder of the Pacific Justice Institute (“PJI”). Mr. Dacus founded the Pacific Justice Institute in 1997 and has served as President of this nonprofit organization for more than 22 years. PJI has five offices in California as well as satellite offices in Oregon, Washington state, Nevada, and Colorado. PJI has a network with hundreds of volunteer affiliate attorneys and handles more religious liberty and parental rights cases on the West Coast than any other organization of its kind. Mr. Dacus is licensed to practice law in both Texas and California. Mr. Dacus can be heard weekly on The Dacus Report on more than 170 radio stations across the country. He has testified before the United States House of Representatives in Washington, D.C. and has testified numerous times before the California State Legislature on legislation affecting religious freedom and parental rights. He was presented an honorary Doctorate of Religious Freedom and Family Rights degree from California Baptist University in recognition of his commitment to faith and justice and of his work protecting parental rights and religious freedom through PJI. Mr. Dacus received his Bachelors in Business Administration and Finance at Texas A&M University in 1986. He then spent a year working for Electronic Data Systems as a part of the accounting financial management development program. After that, he worked as a Legislative Assistant to United States Senator Phil Graham in Washington DC. Later, he attended Law School at the University of Texas in Austin where he received his Juris Doctorate degree in 1991. He spent a year working for the Pacific Legal Foundation as a part of their fellowship program. Then, in 1992, he opened the Western Regional Development Office for the Rutherford Institute, a nonprofit legal organization defending religious freedom. For five years, he developed a network of attorneys in 14 western states and coordinated litigation in this region before his founding of PJI. The Board believes that Mr. Dacus’ extensive experience in media and public relations is invaluable in providing the Board with important perspectives in these areas.

There are no family relationships between any of the above directors.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE POLICIES

The Company’s business is managed under the direction of the Board. In connection with its oversight of the Company’s operations and governance, the Board has adopted, among other things, the following:

●	Corporate Governance Guidelines to implement certain policies regarding the governance of the Company;

●	a Code of Business Conduct and Ethics to provide guidance to directors, officers and employees with regard to certain ethical and compliance issues;

●	a Supplier Code of Conduct to provide guidance for our Company relationships with vendors, contractors and suppliers that are critical to achieving responsible and ethical corporate performance;

●	an Environmental Management Policy to provide guidance for the Company’s directors, employees, consultants and contractors to protect the environment during our operations and set standards against which we can judge our performance;

●	Charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Reserves and Environmental Health & Safety (EHS) Committee of the Board;

●	an Insider Trading Policy to facilitate compliance with insider trading regulations;

●	an Audit Committee Whistleblower and Complaint Policy and Procedures (i) to allow directors, officers and employees to make confidential anonymous submissions regarding concerns with respect to accounting or auditing matters and (ii) which provides for the receipt of complaints regarding accounting, internal controls or auditing;

●	a Stockholder and Interested Parties Communications Policy pursuant to which holders of our securities and other interested parties can communicate with the Board, Board Committees and/or individual directors; and

●	Succession Planning Guidelines for the CEO and Senior Executives.

Each of these documents can be viewed on the Company’s website at www.zionoil.com/investor-center/corporate-governance. The Company’s website and the information contained on or connected to its website are not incorporated by reference herein and its web address is included as an inactive textual reference only. Copies of the foregoing documents and disclosures are available without charge to any person who requests them. Requests should be directed to Zion Oil & Gas, Inc., Attn: Corporate Secretary, 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and all employees. The code has been posted on our web site at www.zionoil.com/investor-center/corporate-governance, and may also be obtained free of charge by writing to Ethics Code, c/o Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website, at the address and location specified above.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE CONSIDERATIONS

Environmental Management Policy

The Company is committed to perform the best for our shareholders, employees, the environment that surrounds our activities, the communities in which we work and the Israeli government and its ministries. We have established specific policies that will guide management in making good decisions when faced with the inevitable trade-offs and compromises that the real world demands. For all matters, we will try our best to minimize risk and to maximize the benefit for all.

We will always comply with laws, industry best practices and the appropriate international standards. Minimizing the impact on the environment of our activities is a basic principle and we will work tirelessly to ensure that principle is upheld. Our Environmental Policy provides a framework to guide the Company’s directors, employees, consultants and contractors to protect the environment during our operations and set standards against which we can judge our performance.

It is the policy of the Company to conduct its business in a socially responsible and ethical manner that promotes the preservation of the natural environment. Recognizing that the exploration and production activities interact with the environment in many ways the Company shall:

1.	Comply with all applicable laws, regulations and standards relevant to the management of risks to the environment arising from the activities undertaken by the Company;

2.	Integrate an environmentally sensitive culture into all relevant aspects of the Company’s business;

3.	Conduct environmental risk assessment, where necessary, to identify and characterize any present or future risks to the environment arising from the Company’s activities, to prioritize such risks and commit resources to establish cost effective controls before the development of actual or perceived compliance issues;

4.	Develop and implement appropriate measures to reduce energy consumption, where practicable, increase the efficiency with which energy is being used, and minimize environmental impact, waste and cost associated with energy use;

5.	Develop and implement appropriate measures to manage the generation and disposal of waste in order to minimize, so far as is reasonably practicable, the impact of the Company’s activities on the environment;

6.	Encourage measures to establish and maintain an appropriate level of environmental awareness in all personnel associated with the Company’s activities (employees and contractors), ensuring that employees and contractors: (a) are fully informed about the Company’s environmental management processes and that there is open communication on all relevant issues, (b) receive appropriate and regularly up-dated training programs, and (c) are encouraged to initiate and maintain an open discussion within the Company’s management regarding environmental matters;

7.	Communicate openly with government, ministries, communities and industry on environmental issues, and contribute to the development of policies, legislation and regulations that might influence the Company’s activities;

8.	Design, construct, maintain and operate all facilities under the Company’s control by the provision of defined systems of work, in a manner which ensures, so far as is reasonably practicable, adequate safeguards for the natural environment;

9.	Establish and maintain suitable controls on the use of ozone depleting substances, so far as is reasonably practicable, as to prevent or minimize quantities of those substances escaping into the atmosphere;

10.	Develop and implement appropriate and relevant response systems to minimize detrimental impact to the environment should an accident or incident occur;

11.	Establish and maintain controls, including timely and audits, to confirm that this Policy is being fully implemented, maintained and improved, as necessary, to ensure, so far as reasonably practical, the preservation of the natural environment.

Ultimate responsibility for the effective management of environmental issues throughout the Company’s operations rests with the CEO and the Board. However, every employee must recognize his or her responsibility with the Company’s overall environmental management policy, and assist in establishing the Company’s overall aim of operating in an environmentally responsible manner.

This Policy shall be implemented by management through the development and implementation of standards and procedures that assign specific responsibilities for the execution of relevant management and control activities to safeguard and preserve the natural environment.

Environmental Requirements in Israel

Our business in Israel is subject to regulations by the State of Israel under the Petroleum Law. The administration and implementation of the Petroleum Law are vested in the Minister of Energy (“Energy Minister”), the Petroleum Commissioner and an advisory council. The Petroleum Law and regulations provide that the conduct of petroleum exploration and drilling operations be pursued in compliance with “good oil field practices” and that measures of due care be taken to avoid seepage of oil, gas and well fluids into the ground and from one geologic formation to another. The Petroleum Law and regulations also require that, upon the abandonment of a well, it be adequately plugged and marked. As a condition for issuing the required permit for the construction of a drilling site, the planning commissions require the submission of a site remediation plan, subject to approval of the environmental authorities. Our operations are also subject to claims for personal injury and property damage caused by the release of chemicals or petroleum substances by us or others in connection with the conduct of petroleum operations on our behalf. Various guidelines have been published in Israel by the State of Israel’s Petroleum Commissioner and Energy and Environmental Ministries as it pertains to oil and gas activities.

The Environmental Ministry has published Professional Guidelines and Standards for Remediation of Land. The guidelines clarify and define what is considered polluted land, remediation and the permitted methods to remediate polluted land, and it applies to oil and gas exploration companies including Zion. The Energy Ministry has issued guidelines for occupational health and safety practices regarding oil and gas drilling and production activities per international norms, coupled with Israeli legal safety guidelines. These regulations focus on industry best practices in the area of health, safety, and environmental (HS&E) factors as well as risk management. In addition, there is a requirement to have the Petroleum Commissioner’s approval over the safety standards when the operator seeks to apply. For the well, among other requirements, Zion formally submitted its Environmental Impact Assessment (“EIA”) document for to Israel’s Ministries of Energy and Water Resources (“Energy and Water Ministries”) and thereafter to the Ministry of Environmental Protection (“Environmental Ministry”). Then, Zion formally submitted its EIA document for its Megiddo-Jezreel well to the Northern District Committee in Nazareth. Next, the EIA was formally approved by Israel’s Energy and Environmental Ministries. Then, Zion submitted the approved EIA to Israel’s Energy Ministry for their final drilling program approval. After Zion reached agreement with the local kibbutz and the Israel Land Authority and obtained a Business License for the drilling project, the Company began operations. Zion continues to submit additional documents as needed to the different Ministries and agencies for various approvals as Zion continues operations that are ongoing today.

Social Considerations

If we are successful in finding commercial quantities of hydrocarbons in Israel, 6% of our gross revenues from production will fund two charitable foundations that we established for donating to charities in Israel, the U.S. and elsewhere in the world. The international foundations would support worldwide charitable, educational, medical, religious and other similar non-profit organizations.

The Company has a number of Board members, who are active in charitable causes that include all areas of human rights and who influence management in the operational procedures of the Company. The Company’s Board member, Ms. Virginia Prodan is an international human rights attorney and an Allied Attorney with the Alliance Defending Freedom. Ms. Prodan is on the advisory board of Stand with Persecuted Churches, the 21st Century Wilberforce Ministry and 4word women.org. Texas Governor Greg Abbott appointed her to the Texas Holocaust and Genocide Commission in 2018. The Company’s founder, John Brown, and board member, Martin M. van Brauman have established a Section 501(c)(3) charitable foundation to provide educational information to fight antisemitism, Jews and Christians United For Israel, Inc. Also, Mr. van Brauman is on the Advisory Board of the Jewish and Israel Studies Program at the University of North Texas and a Texas board member of the Bnai Zion Foundation.

Supplier Code of Conduct

The Company expects its employees, suppliers and vendors to respect each other and treat each with dignity, respect and fairness to achieve good business conduct. Based on the principles of our Code of Business Conduct and Ethics (the “Code of Business”), the Supplier Code of Conduct (the “Supplier Code”) communicates the expectations the Company has for ethical conduct and fair dealing. Our Company relationships with vendors, contractors and suppliers are critical to achieving responsible and ethical corporate performance. For the purposes of this Supplier Code, “supplier” refers to any company, corporation, or other entity or person that provides, or seeks to provide, goods or services to the Company, and includes the supplier’s employees, agents, workers, representatives, contractors and subcontractors.

Suppliers should carefully review the Supplier Code and are responsible for ensuring compliance with the Company’s standards of conduct. Our suppliers are to avoid even the appearance of improper behavior and must never act in any way to undermine compliance with the Code of Business or the Supplier Code. The Supplier Code provides the mechanisms for mutual accountability and reporting ethical concerns and possible violations of the Code of Business or the Supplier Code. The Company shall review its relationship with any supplier that does not adhere to the Supplier Code and remove them from the Company’s approved supplier list, if necessary.

Environmental, health and Safety

Suppliers must share the Company’s commitment to providing a safe and healthy workplace and conducting operations in an environmentally responsible manner. Suppliers are responsible for observing all environmental, health and safety laws, regulations, rules and permit requirements that apply to their operations. Suppliers must take precautions to protect the environment and the health and safety of their employees, Company employees, business partners and members of the communities, in which there are operations.

Suppliers must promptly report and take immediate steps to correct all accidents, injuries, unsafe or unhealthy conditions, and potential violations of environmental, health or safety laws, regulations or Company policies. Suppliers must never request to violate established environmental, health and safety procedures in connection with the Company’s related activities. Suppliers have the obligation to report to the Company and may stop work activities, if necessary, when there may be a threat to safety or the environment. Suppliers are expected to uphold the Company’s environmental, health and safety polices.

Dignity, Respect and Fairness

Suppliers must cooperate with the Company’s commitment to an inclusive workforce free of unlawful discrimination. The Company requires that suppliers not engage in discrimination in any employment practice, including recruiting, hiring, compensation, benefits, transfer, termination, training, or social or recreational programs, on the basis of race, color, religion, age, national origin, military or veteran status, disability or any other legally protected characteristics.

Harassment, Violence and Weapons

Harassment and violence have no place in the workplace or off-site. They are strictly prohibited in connection with the Company related activities and will not be tolerated. Suppliers are expected to cooperate with the Company’s commitment to prohibit harassment and threats of violence. The Company prohibits the possession of firearms, guns, explosives and any other weapons, as well as ammunition, while on Company premises, unless otherwise precluded by the laws of a particular jurisdiction.

Drugs and Alcohol

Suppliers are expected to be free from the influence of alcohol, drugs and improperly used prescription medicine when conducting the Company’s business, whether on or off the Company’s site or premises.

External Communications

Suppliers are prohibited from engaging in any communication representing the Company’s opinion in any forum without prior written approval pursuant to applicable company policy.

Antitrust Laws

Suppliers are expected to comply with applicable antitrust and fair competition laws and not to participate in any activity that could be considered a violation of antitrust laws.

Anti-Corruption Laws

Suppliers must comply with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, which makes it a criminal offense to bribe or offer to bribe a foreign governmental or political official to obtain or retain business. No supplier may participate in bribes or kickbacks of any kind, whether in dealings with public officials or individuals in the private sector. Suppliers must not give, promise to give or offer to give anything of value, directly or indirectly, to a governmental official or employee, government agency, political party, public international organization or any candidate for political office in order to improperly influence any act or decision or otherwise improperly promote the business interests of the Company.

Anti-Boycott Laws

Suppliers must not participate or support any international boycott that is not sanctioned by the United States government or applicable laws.

Trade Laws

Suppliers must comply with applicable trade controls.

Accounting and Disclosure Practices

Suppliers are expected to honestly and accurately record and report all matters related to business with the Company. Books, records, accounts and financial statements should be maintained in reasonable detail, appropriately reflecting all transactions with the Company and conform to generally accepted accounting principles, applicable legal requirements and a system of internal controls. Suppliers shall make their books, records, accounts and financial statements available to the Company upon request.

Records Retention

Suppliers shall create, retain and dispose of business records in compliance with all applicable legal and regulatory requirements. Further, suppliers must cooperate with the Company’s business record retention needs, if the supplier is advised or otherwise should recognize that a business record may be relevant to an audit, investigation or pending or threatened legal or regulatory proceeding.

Political Activities

Without prior written approval pursuant to Company policy, suppliers may not use the Company’s funds or resources for political activities, make any political contributions or present any gifts on behalf of the Company to any candidate for public office or elected official, or represent the Company or authorize any third party to represent the Company in making contacts with any federal, state or local government official (or member or employee of a legislative body or government agency) to influence policy, legislation, agency rules, regulations or any other official action.

Charitable Giving

Suppliers shall not make or promise charitable contributions on the Company’s behalf or take advantage of their relationship with the Company to inappropriately solicit the Company’s employees, suppliers or other business partners for contributions or to become involved in a nonprofit organization.

Fair Dealing

Suppliers must deal fairly with the Company’s customers, suppliers, contractors, royalty owners, competitors, employees and other stakeholders. Suppliers must not take unfair advantage of anyone through manipulation, abuse of privileged or confidential information, misrepresentation, fraudulent behavior or any other unfair practice.

Protection of Confidential Company Information and Personal Data

Suppliers must strictly adhere to all confidentiality obligations. Suppliers may not access, use, remove, copy or share confidential Company information or personal data without a legitimate business purpose and prior written approval from the Company. Confidential information includes proprietary information regarding business activities, geological and geophysical information, processes and trade secrets and financial performance, as well as any nonpublic information that might be of use to competitors or harmful to the Company or its business partners if disclosed. Suppliers must be familiar with and abide by laws and regulations that govern the collection, use and disposal of personal data, including wage, salary, benefits and other confidential information related to the Company employees, contractors, directors, shareholders, royalty owners, customers and other business partners. Suppliers must ensure the confidentiality of this information and return all confidential information and personal data after their relationship with the Company ends.

Insider Trading

Suppliers may not use or share insider information concerning the Company for the purpose of trading in the Company’s common stock or other securities. Insider information includes material nonpublic information about matters such as significant contracts, claims, liabilities, major litigation, potential sales, mergers or acquisitions, development plans, operational activities, earnings, forecasts and budgets. Material information is any information, either positive or negative information that a reasonable investor would consider important in a decision to buy, hold, or sell securities.

Protection of the Company Assets

Suppliers are expected to protect the Company assets against theft, loss and misuse. The Company assets include tangible items like buildings, operational site facilities and equipment, as well as intangible items like business plans and potential prospects. When operating a vehicle on the Company business, suppliers are expected to do so in a safe manner.

Conflicts of Interest

Suppliers must avoid actual conflicts of interest or the appearance of conflicts of interest in business transactions and relationships involving the Company. A conflict of interest exists when private interests, financial or otherwise, interfere with the Company’s interests. Conflicts of interest commonly arise when: (1) a supplier uses the Company resources, such as facilities, equipment, materials, computers, office supplies, information or other assets, for personal gain or inconsistent with the Company’s best interest.; (2) a supplier takes personal advantage of a business opportunity or investment opportunity made available as a result of their relationship with the Company; or (3) a supplier has a family member or friend employed by the Company.

Business Gifts and Entertainment

Suppliers are expected to understand and comply with the Company’s policies governing business gifts and entertainment. Suppliers must never offer or provide personal incentives, rewards or bribes to any Company employee, contractor or supplier in an effort to influence a business decision or gain an unfair advantage. Suppliers may offer reasonable gifts and entertainment consistent with customary business practices and in compliance with applicable law and company policy as long as they do not influence or appear to influence a Company employee to act in a manner contrary to the Company’s interests. The Company employees are required to report all supplier gifts and entertainment pursuant to the Company’s gift and entertainment policy. Any item of value provided by a supplier is considered a gift, even if it is provided in conjunction with ordinary business activities. Suppliers are expected to make available upon request records detailing all gifts and entertainment provided to Company employees or contractors.

Reporting a Concern

Suppliers are required to report promptly all concerns involving the Company, regardless of whether the concern involves the supplier, and must take reasonable steps to cooperate in the Company investigations. To the extent possible, the Company will maintain the confidentiality of any individual reporting known or suspected misconduct. The Company will not tolerate any retaliatory acts, or the threat of retaliatory acts, against any individual for reporting known or suspected misconduct. To report questionable behavior or a possible violation of the Code of Business or Supplier Code, please address correspondence to Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 and to the attention of the:

(1)	General Counsel; or

(2)	Chief Compliance Officer; and/or

(3)	Mr. Oroian, Lead Independent Director, Board of Directors.

SUCCESSION PLANNING FOR THE CEO AND SENIOR EXECUTIVES

The continued success of a company depends in large part on the effectiveness of its board in developing and executing a succession plan for the CEO and senior executive officers. Since the company’s business stages will change over time as the business develops and new objectives are targeted, the executive talent needs will change such that succession planning guidelines are more important to the board than any fixed succession plan. The quality of executive leadership is often cited as the number one factor driving company performance, making succession planning arguably the most important function of a company’s board of directors. As part of succession planning, the board, working closely with the company’s current CEO and senior management, must:

●	Determine the necessary experience, professional capabilities and personal characteristics of the company’s next leaders.

●	Identify and assess the candidates in light of the company’s overall business strategy and corporate culture.

●	Select the optimal candidate to take the place of the company’s current CEO or other senior management position.

Proper succession planning requires:

●	Carefully evaluating the company’s current needs.

●	Predicting the challenges that the company will likely face several years down the road.

●	Navigating the internal dynamics of the company and the hopes and fears of the current executives most affected by the outcome of the process.

BOARD MEETINGS

During the fiscal year ended December 31, 2020, the Board held five board meetings and acted by unanimous written consent on 7 occasions. Each of the directors attended 92% of the aggregate number of meetings of the Board and 100% of any committees of the Board on which they served.

The Board does not have a formal policy with respect to Board members’ attendance at annual stockholder meetings, although it encourages directors to attend and participate at all such meetings. All of the directors serving at the time of the 2020 annual meeting attended the Company’s 2020 annual meeting held in Dallas, Texas on June 10, 2020, either in person or on the webinar.

BOARD LEADERSHIP STRUCTURE

The role of Executive Chairman is held by Mr. Brown, and he held the position of CEO beginning effective April 12, 2019 and ending June 11, 2020. As of April 12, 2019, Mr. William Avery holds the position of President. Michael Croswell holds the position as Chief Financial Officer. As of June 13, 2019, Mr. Robert Dunn held the position of Chief Operations Officer, until June 11, 2020 when he also assumed the position of CEO. The Board believes that this management structure provides the optimal leadership situation for the Company during this period to ensure that key business issues and interests of the Company’s stakeholders (stockholders, employees, communities and prospective investors) are communicated to the Board.

The Board believes that other elements of the Company’s corporate structure ensure that independent directors can perform their role as independent fiduciaries in the Board’s oversight of management and our business and minimize any potential conflict that may result. In this regard, it shall be noted that Mr. Oroian serves as Lead Independent Director. Our Corporate Governance Guidelines provide that our independent directors will meet in executive session at least annually. , and more frequently as needed at the call of one or more independent directors. These executive sessions are presided over by the Lead Independent Director or, if the Lead Independent Director is not in attendance, by another person chosen by the independent directors.

LEAD INDEPENDENT DIRECTOR

The Lead Independent Director serves a valuable role in leading the Board and creating an atmosphere, in which the Board can enhance the Company’s success. The Lead Independent Director’s significant responsibilities are to:

●	act as a liaison between the independent directors and the Chairman and management, including with regard to the interest of the independent directors in having particular issues or topics addressed in a Board meeting:

●	set the agendas for, call for, and preside over the executive sessions of the independent directors, which typically is conducted at the annual Board meeting, but can be conducted at any Board meeting as needed by the Lead Independent Director;

●	brief the Chairman, CEO and management, as needed, on the issues discussed in the executive sessions;

●	collaborate with the Chairman and CEO on the agendas for the meetings of the Board (including schedule and materials);

●	have the ability to call Special meetings of the Board and determine the agenda for such Special Board meeting;

●	coordinate the retention of consultants and advisors who report directly to the Board on Board matters (as opposed to committee consultants and advisors);

●	facilitate and assist the Nominating & Corporate Governance Committee with Board, committee and director evaluations;

●	assist the Chairman, CEO and Chair of the Compensation Committee with succession planning, as necessary;

●	foster a respectful atmosphere, in which directors feel comfortable asking questions, providing insight and engaging in dialogue;

●	frequently meet with management to preview significant matters expected to be presented to the Board; and

●	as needed or requested by the Board, perform other corporate governance duties.

DIRECTOR INDEPENDENCE

Although we began trading on OTCQX on September 2, 2020, we continue to be an SEC Reporting Company and maintain a certain level of Board and Committee independence as require by the OTCQX Rules for U.S. Companies and in addition to maintain the independence requirement standards of NASDAQ. The Board of Directors has established guidelines requiring a majority of directors to be independent, as determined in accordance with the Bylaws of the Company and applicable rules of the NASDAQ and OTCQX. Of the 15 members of our Board of Directors eight (Messrs. Seery, Garb, Oroian, Siegel, Dacus, Agnon, Prodan and Scammahorn) met the criteria of independence set by the NASDAQ and OTCQX for membership on the board of a NASDAQ listed company (“NASDAQ independence criteria”) and trading on the OTCQX. Each of these eight directors had certified their belief that they met such independence standards. Also, all of the members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent under applicable SEC, NASDAQ and OTCQX rules and regulations.

NASDAQ independence criteria provide, among other requirements, that an independent director: (i) cannot be and, over the past three years, cannot have been an officer or employee of the Company and cannot be an immediate family member of such person; (ii) cannot receive or, over the past three years, have an immediate family member who receives or received from the Company more than $120,000 in any consecutive twelve month period for services other than as one of the Company’s directors (or, with respect to an immediate family member, as a Company employee); (iii) cannot be affiliated, or be an immediate family member of a person affiliated with, any organization to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years.

SEC independence criteria, which govern members of and candidates for service on the Audit Committee, provide that an “independent” director cannot be one of the Company’s officers or be in a position, directly or indirectly, to control the Company’s management or policies (other than in his position as a director). Neither can he or she be, or be affiliated with, a paid consultant or provider of services to the Company.

BOARD COMMITTEES

The Company’s Board has established the required Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, with each comprised of only independent directors. Each committee operates under a charter that has been approved by our Board. All of the charters are publicly available on our website at www.zionoil.com/investor-center/corporate-governance. Copies of our committee charters are available, without charge, upon request in writing to Investor Relations Department.

Audit Committee

Three of the four members of the Audit Committee are financial experts possessing accounting and audit skills, since three members are licensed CPAs. The Company’s Audit Committee is currently comprised of Messrs. Oroian, Siegel, Dacus and Scammahorn. Mr. Oroian was elected to serve as Chairman. Mr. Scammahorn retired as an Internal Audit Director at Xerox Business Services, LLC, but currently is working as an audit accountant with the tax and accounting firm of Scott E. Scammahorn, P.C. Mr. Oroian is president and managing partner of Oroian, Guest and Little, P.C., a certified public accounting and consulting firm. Mr. Siegel is the president and chief operating officer of Kent S. Siegel, P.C., a certified public accounting firm and is also a tax lawyer. Mr. Dacus is president and founder of the Pacific Justice Institute and a lawyer licensed to practice in Texas and California.

The principal function of the Audit Committee is to assist the Board in monitoring (i) the integrity of the Company’s financial statements, (ii) Company compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) performance of the Company’s independent auditors, (v) the Company’s business practices and ethical standards and (vi) related party transactions. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors.

The Board has determined that each member of the Audit Committee is an “independent director” as defined by NASDAQ regulations and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(l) under the Exchange Act. Also, the Board has determined that Mr. Oroian, Mr. Siegel and Mr. Scammahorn each qualify as an “audit committee financial expert” as defined by the SEC. Security holders should understand that this designation is a disclosure requirement of the SEC relating to Mr. Oroian’s, Mr. Siegel’s, or Mr. Scammahorn’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Oroian, Mr. Siegel, or Mr. Scammahorn any duties, obligations or liability that is greater than is generally imposed on them as members of the Audit Committee and Board, and their designations as an Audit Committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

During the fiscal year ended December 31, 2020, the Audit Committee met five times.

Compensation Committee

The current members of our Compensation Committee are Messrs. Seery, Garb and Siegel. Mr. Garb was elected to serve as Chairman effective October 1, 2017. All three current members of the Compensation Committee satisfy the SEC independence criteria and the NASDAQ and OTCQX independence criteria. The Compensation Committee establishes our Company’s policies and administers our compensation program with respect to our executive officers. Based on periodic evaluation, the Compensation Committee also makes recommendations to the Board regarding director compensation and our Company’s employee benefits program. Pursuant to its charter, the functions and responsibilities of the Compensation Committee include:

●	determining compensation for the Company’s executive officers;

●	assisting in developing and reviewing the annual performance goals and objectives of our executive officers;

●	assessing the adequacy and competitiveness of our executive compensation program;

●	administering our incentive compensation program and other equity-based compensation plans;

●	reviewing and recommending compensation for our non-employee directors; and

●	reviewing and evaluating the adequacy of the Compensation Committee charter on an annual basis.

During the fiscal year ended December 31, 2020, the Compensation Committee met once and acted by unanimous consent on three occasions.

Our executive officers receive a compensation package consisting of base salary, long-term equity awards, and participation in benefit plans generally available to all of our employees including life, health, disability and dental insurance. We have chosen these elements of compensation to create a flexible package that reflects the long-term nature of our business. We also enter into employment agreements with our executive officers that provide for certain severance benefits upon termination of employment following a Company change of control.

In setting executive officer compensation levels, the Compensation Committee, which is comprised entirely of independent directors, is guided by the following considerations:

●	recommendations from the CEO and Chairman of the Board based on individual executive performance and appropriate benchmark data;

●	ensuring compensation levels reflect the Company’s past performance and expectations of future performance;

●	ensuring compensation levels are competitive with compensation generally being paid to executives we seek to recruit to ensure our ability to attract and retain experienced and well-qualified executives; and

●	ensuring a portion of executive officer compensation is paid in the form of equity-based incentives to closely link stockholder and executive interests.

The Compensation Committee periodically engages a consulting company to obtain market data and information on compensation trends regarding executive and director compensation.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Messrs. Oroian, Siegel, Prodan and Scammahorn. Mr. Scammahorn and Mr. Siegel were elected to serve as Co-Chairmen. The Nominating and Corporate Governance Committee is charged with selecting and recommending for the approval of the Board nominees to be submitted to the stockholders for election.

The primary responsibility of the Committee include identifying, evaluating and recommending, for the approval of the entire Board, potential candidates to become members of the Board, recommending membership of standing committees of the Board, developing and recommending to the entire Board corporate governance principles and practices for our Company and assisting in the implementation of such policies, and assisting in the identification, evaluation and recommendation of potential candidates to become officers of our Company. The Committee reviews our Code of Business Conduct and Ethics and its enforcement, and reviews and makes recommendations to our Board.

In addition, the Nominating and Corporate Governance Committee has adopted a formal written policy respecting the standards and qualifications to be used in identifying director nominees, including the consideration of director nominees presented by the Company’s stockholders. A copy of the director nominee policy is available on our website at www.zionoil.com/investor-center/corporate-governance.

During the fiscal year ended December 31, 2020, the Nominating and Corporate Governance Committee met once and acted by unanimous consent on one occasion.

While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Committee considers diversity as very important and as part of its overall assessment of the Board’s functioning and needs. Diversity on the Board is important as a factor in reflecting the diversity of the Company’s shareholders. The Board of Directors believes that it is essential that Board members represent diverse business backgrounds and experience and include individuals with a background in related fields and industries. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and the expertise needed by the Company. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities with respect to the Company’s functioning and needs.

The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders in compliance with its formally adopted director nominee policy and subject to applicable inquiries. Proposals for consideration by the Nominating and Corporate Governance Committee of director nominees may be made by submitting the names and supporting information to: Gene Scammahorn or Kent Siegel, Co-Chairmen, Nominating and Corporate Governance Committee, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243. A stockholder nomination must contain the following information about the nominee:

●	Name;

●	Age;

●	Business and residence addresses;

●	Principal occupation or employment;

●	The number of shares of the Company’s Common Stock and other Company securities held by the nominee;

●	A resume of his or her business and educational background;

●	The information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and

●	A signed consent of the nominee to serve as a director, if nominated and elected.

The nomination should also contain the following information concerning the nominating stockholder:

●	Name

●	Address

●	The number of shares of the Company’s Common Stock and other securities held by the nominating stockholder.

●	The nature of the holdings — whether directly or beneficially (if beneficially, details of the legal holder and the nature of the beneficial interest should be provided); and

●	Whether the nominating stockholder has any agreement or understanding of any type (written or oral) with any other stockholder, person, or entity concerning the voting of Company shares and, if so, the identity and address of the other parties to the agreement or understanding, the stockholdings of each of the other parties, and the nature of the agreement or understanding.

Reserves and Environmental Health & Safety (EHS) Committee

The Company’s Board has established a Reserves and Environmental Health & Safety (EHS) Committee. The committee operates under a charter that has been approved by our Board. The charter is publicly available on our website at www.zionoil.com/investor-center/corporate-governance. Copies of our committee charters are available, without charge, upon request in writing to Investor Relations Department.

What does the Reserves and Environmental Health & Safety Committee do? The primary purposes of the Reserves and Environmental Health & Safety Committee are to:

●	Approve the appointment of, and any proposed change in, the independent engineering consultants retained to assist us in the annual review of our reserves;

●	Approve the scope of and oversee an annual review or audit of our reserves by the independent engineering consultants, having regard to industry practices and all applicable laws and regulations;

●	Review the qualifications and independence of our independent engineering consultants and monitor their performance;

●	Approve the independent engineering consultants' engagement fees and terms of service;

●	Review the integrity of our reserves evaluation process and reporting system;

●	Review any material reserves adjustments;

●	Review variances between the Company's and the independent engineering consultant's estimates of reserves;

●	Review the Company's environmental, health and safety policies, practices and procedures; and

●	Review EHS results, near misses, actions undertaken, and the Company's efforts associated with the Company's EHS culture.

ENVIRONMENTAL AND SOCIAL (E&S) POLICIES AND PRACTICES

We are committed to operating in an environmentally responsible manner and in compliance with all applicable federal, state and local environmental laws, including laws regulating emissions of greenhouse gases. We strive to meet the environmental expectations of key stakeholders, including regulatory agencies, the communities in which we operate, landowners, employees and investors. We understand the importance of conducting our business in the right manner and are dedicated to employing best practices with respect to our sustainability efforts. The safety of our employees, contractors, and anyone impacted by our operations is a core value of the Company.

Stockholder and Interested Parties Communications Policy

In recognition of the importance of providing all interested parties, including shareholders, with the ability to communicate with members of the Board, including non-management directors, the Board has adopted a Stockholder and Interested Parties Communications Policy, a copy of which is available on our website at www.zionoil.com/investor-center/corporate-governance. Stockholders may communicate with the Board by sending written communications to the Board of Directors, care of Mr. Paul Oroian, Lead Independent Director, to:

Mr. Oroian, Lead Independent Director
Zion Oil & Gas, Inc.
12655 North Central Expressway, Suite 1000
Dallas, Texas 75243

All such letters must follow the directions set out in the Stockholder and Interested Parties Communications Policy. Communications should not exceed 1,000 words in length and should indicate (i) the type and amount of Company securities held by the person submitting the communication, if any, and/or the nature of the person’s interest in the Company, (ii) any personal interest the person has in the subject matter of the communication and (iii) the person’s mailing address, email address and telephone number. Unless the communication relates to an improper topic (e.g., it contains offensive content or advocates that we engage in illegal activities) or it fails to satisfy the procedural requirements of the policy, we will deliver it to the person(s) to whom it is addressed.

The Nominating and Corporate Governance Committee may revise these procedures at any time. Until other procedures are developed and posted on our website, all communications to the Board should be mailed with the information in accordance with the procedures described in the communications policy.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior officers attend meetings of the Board, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by the Board. Additionally, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. Pursuant to its charter, the Audit Committee coordinates the Boards’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. When any committees receives a report related to material risk oversight, the Chairman of the relevant committee reports on the discussion to the full Board.

In addition to receiving reports from Board committees regarding the risks considered in their respective areas, at least once a year, the Board will specifically review our long-term strategic plans and the principal issues and risks we may face, as well as the processes through which we manage risk. This ensures our Board has a broad view of our strategy and overall risk management process and enables the full Board to coordinate risk oversight, especially with respect to risk interrelationships. We believe our Executive Chairman’s role enhances the Board’s administration of its risk oversight function because, through his role as Chairman, he is able to provide the Board with valuable insight into our risk profile and the options to mitigate and address our risk based upon his experiences with the management of our business.

REPORT OF THE AUDIT COMMITTEE

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. An independent registered public accounting firm has been engaged to audit the Company’s financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the Company’s accounting and financial reporting processes and (ii) the audits of the financial statements of the Company on behalf of the Board.

The Audit Committee has met and held discussions with management and RBSM, LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended December 31, 2020 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380).

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. They met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee discussed with the independent auditors the auditor’s independence from the Company and management, including the independent auditors written disclosures required by PCAOB Rule 3526 (File No. PCAOB-2008-03) (Independence Discussions with Audit Committees).

Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

This report is submitted by the Chairman of the Audit Committee.

AUDIT COMMITTEE

Paul Oroian
Kent Siegel
Brad Dacus

Gene Scammahorn

March 17, 2021

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

BOARD RECOMMENDATIONS

PROPOSAL NO. 1

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ELECT THE FIVE CLASS I DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE UP TO 800,000,000 SHARES

Article FOURTH of our Amended and Restated Certificate of Incorporation (“Articles”) presently authorizes the Company to issue up to 400,000,000 shares of Common Stock (“Common Stock”). As of the Record Date, there were approximately 242,000,000 shares of Common Stock issued and outstanding. We also have, as of the Record Date, approximately 21,689,000 shares of Common Stock reserved for possible future issuance in connection with outstanding convertible bonds, options and warrants, including the warrants issued in connection with our Dividend Reinvestment and Common Stock Purchase Plan (“DSPP”). Furthermore, we have reserved 100,000,000 shares of authorized and unissued shares of Common Stock under our DSPP. We must keep reserved for future issuance a sufficient number of shares of Common Stock to meet our obligation to issue Common Stock in the events these options or warrants are exercised.

Because of the limited number of shares of Common Stock available to be issued by the Company for future possible transactions, including stock dividends, stock splits, equity financings, strategic acquisitions and reserves for possible future issuance of warrants through our DSPP, the Board believes it is in the best interest of the Company and the stockholders to amend the Company’s Articles and the Board has unanimously approved, and voted to recommend that the Stockholders approve, the proposed amendment to the Certificate of Incorporation (in the form attached hereto as Amendment, the “Proposed Amendment”) whereby the number of shares of Common Stock that we would be authorized to issue from time to time would be increased up to 800,000,000 shares. If the Amendment is approved by the Stockholders at the Annual Meeting, we intend to file the Amendment with the Secretary of State of Delaware as soon as reasonably practicable after such approval and it will become effective upon filing.

The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. We do not presently have any agreements, understandings or arrangements regarding the issuance of additional shares of Common Stock. However, the Board believes the Company may need to secure financing in the near term for working capital to fund its exploration and field development program and possible drilling equipment acquisitions for which financing could involve the issuance or reserve for future issuance of additional shares of Common Stock and warrants. Our Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in our capital structure than now exists. The Board believes that an increase in the authorized Common Stock would provide us with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, stock splits, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give us the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive us of the flexibility the Board views as important in facilitating the effective use of our stock. Except as otherwise required by applicable law or any applicable stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board may determine to be appropriate, without further authorization by stockholders.

Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control by making it more difficult or costly. However, the currently widely-held shares of the Company’s Common Stock among many individual shareholders both domestic and foreign already make any change of control difficult and costly. We are not aware of anyone seeking to accumulate Common Stock or obtain control of our company, and have no present intention to use the additional authorized shares to deter a change in control.

The failure to approve the Proposed Amendment could limit us in connection with future capital raising transactions or other strategic transactions if such transactions require us to issue common stock to reach important capital markets. If our shareholders do not approve the Proposed Amendment, it limits our ability to compete in the capital marketplace and enhance shareholder value through the development of our license areas, acquisitions and other strategic transactions. In such cases, we may lose opportunities due to the time delay and uncertainty of needing to hold a special meeting of shareholders in order to proceed with such transactions. Also, the failure to approve the Proposed Amendment would limit us in connection with future stock dividends, stock splits, equity financings, strategic acquisitions and reserves for possible future issuance of warrants through our DSPP.

A copy of the Proposed Amendment, which includes the text of Article FOURTH as it is proposed to be amended, is attached as Appendix A to this Proxy Statement and incorporated by reference to this proposal. If the Proposed Amendment is approved by shareholders, the Proposed Amendment will become effective upon filing with the Delaware Secretary of State, which we intend to do promptly following such approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE UP TO 800,000,000 SHARES.

PROPOSAL NO. 3

RATIFICATION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

RBSM, LLP (“RBSM”), an independent registered public accounting firm, was the auditor for the year ended December 31, 2020 and has been selected as the independent auditor for the year ending December 31, 2021. Although stockholder ratification is not required for the appointment of RBSM, since the Audit Committee has the responsibility for appointing the Company’s independent auditors, the appointment is being submitted for ratification with a view toward soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in the future.

Principal Accountant Fees and Services

The following table sets forth the fees for services provided by RBSM and KPMG Somekh Chaikin (“SC”) relating to the fiscal years ended December 31, 2020 and December 31, 2019.

	Fiscal Year 2020			Fiscal Year 2019
	SC	RBSM LLP		SC		RBSM LLP
Audit Fees(1)	$24,000		$150,000		$24,000	$150,000
Audit-Related Fees(2)	—	$		$		7,069
Tax Fees(3)	$9,500		—		$11,085	—
Other Fees(4)	—				—	16,382
Total	$33,500		$150,000		$35,085	$162,000

(1)	Audit Fees consist of fees for professional services rendered for the audit of our financial statements included in the Annual Report on Form 10-K, internal controls over financial reporting and the review of the interim financial statements included in the Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2)	Audit-Related Fees consist of assurance and/or related services that were reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Tax Fees consist of services that were related to the filing of tax returns for our Israeli branch (figures presented exclude VAT tax).

(4)	SOX fees for 2019 and successor auditor communications for 2019.

Policy on Pre-Approval of Services

Our Audit Committee considers and pre-approves any audit and non-audit engagement or relationship between the Company and any independent accountant. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve all audit or non-audit services to be provided by an independent accountant if presented to the full Audit Committee at its next meeting. In accordance with these procedures, the engagement of RBSM to conduct the audit of our 2021 financial statements was pre-approved by the Chairman of our Audit Committee and approved by the Audit Committee.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF RBSM, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS OTHERWISE SPECIFIED IN THE PROXY.

PROPOSAL NO. 4

APPROVAL OF THE 2021 Omnibus Incentive Plan

Plan Highlights

At the Annual Meeting, shareholders are being asked to approve the Company’s 2021 Omnibus Incentive Plan (referred to in this proposal as the “2021 Plan”), a copy of which is attached to this Proxy Statement as Appendix B.

On March 15, 2021, the Board adopted the 2021 Plan, subject to shareholder approval, for the benefit of non-employee directors, eligible employees and contractors of the Company and its subsidiaries. Shareholder approval of the 2021 Plan is sought:

●	To authorize an additional 10,000,000 shares of Company common stock (the “Share Increase”) that can be used to issue awards granted under the 2021 Plan;

●	To satisfy the requirements of Section 422(b) of the Code so that certain options issued under the 2021 Plan may qualify as “incentive stock options”; and

●	To approve the consolidation of the 2011 “Equity Plan” and the 2011 "Directors’ Plan" with and into the 2021 Plan.

The 2021 Plan will become effective upon shareholder approval, and the 2021 Plan and all awards granted thereunder are conditioned on shareholder approval. If approved by shareholders, the 2021 Plan will become the successor to the Company's 2011 Equity Plan and Directors’ Plan, and no further grants of awards will be made under the 2011 Equity Plan or the Directors' Plan. All shares remaining under the 2011 Equity Plan and the Directors' Plan will roll into the plan reserve of the 2021 Plan. However, outstanding awards granted under the 2011 Plan and the Directors' Plan will remain outstanding and shall continue to be administered in accordance with the terms of the 2011 Equity Plan or the Directors' Plan, respectively, and the applicable award agreements.

Your Board unanimously recommends that shareholders vote “FOR” approval of the 2021 Omnibus Incentive Plan as set forth in this proposal.

Approval of Proposal 4 requires the affirmative vote of a majority of the votes cast, which means that the number of shares voted "for" approval must exceed the number of shares voted "against" approval. Abstentions will have the same effect as votes cast against the proposal. Broker non-votes, on the other hand, will not affect the outcome of the voting.

Rationale for Approval of 2021 Plan

Equity awards are a significant component of the compensation we pay to certain of our employees and allow us to preserve available cash for other corporate uses. Our Compensation Committee (“Committee”) strongly believes that we must be able to grant meaningful equity awards to certain of our employees in order to attract and retain top talent and help provide for our long-term success, and that our ability to make these grants is in the best interests of our shareholders. The Committee also believes that equity awards granted pursuant to the 2021 Plan to non-employee directors similarly helps to attract and retain quality directors and align those directors' financial interests with the Company. Furthermore, both the 2011 Equity Plan and the Directors’ Plan are set to expire June 20, 2021.

Under the 2011 Equity Plan, 16,000,000 shares of common stock were originally reserved for the issuance of awards and under the 2011 Directors’ Plan 7,000,000 shares of common stock were originally reserved for issuance of awards. As of December 31, 2020, only 14,348,500 shares of Company common stock remained available for grant under the 2011 Plan and 6,475,000 shares are available under the Directors' Plan. Such number of shares is insufficient to achieve the Company’s compensation objectives over the coming years. If the 2021 Plan is not approved by shareholders and the 2011 Plan remains in effect, the Company’s ability to include equity compensation as part of our directors’ and employees’ total compensation package will be severely limited.

In making its determination to approve the 2021 Plan and to request the Share Increase, the Board sought to ensure that the Company would have an available pool of shares from which to grant long-term incentive awards for a reasonable period of time into the future. In doing so, the Board considered certain dilution, overhang, and burn rate data, as well as, advice and input from its independent compensation consultant.

Dilution and Overhang

The following chart provides information on awards outstanding under all equity plans, as well as shares remaining available for issuance under the 2011 Plan, and the 2011 Directors' Plan, as of December 31, 2020.

		Dilution
Common Shares Outstanding	237,381,555
Total Number of Outstanding Shares - Options	3,797,750	2%
Total Number of Available Shares under 2011 Plan and the 2011 Directors’ Plan	20,823,500	9%
Proposed New Share Request	10,000,000	4%
Total Outstanding, Available and Proposed New Shares	272,002,805	15%

Dilution is the sum of the total outstanding, available and proposed new shares divided by common shares outstanding.

Burn Rate

The following chart provides information on burn rate over the last three years.

	2018	2019	2020
Options Granted	1,870,350	309,615	58,579

Basic Weighted Average Common Shares Outstanding	61,107,000	81,890,000	187,429,000

Burn Rate	3.06%	.38%	.03%

The Committee manages long-term dilution, commonly referred to as “burn rate”. The burn rate measures how quickly we use shares and is calculated by dividing the number of total shares granted during any particular period by the basic weighted average common shares outstanding during the applicable period.

Key Plan Design and Governance Features

In an effort to further align the interests of our directors and employees with our shareholders and enhance shareholder value, the 2021 Plan has been designed to incorporate a broad range of compensation and corporate governance best practices, including the following:

●	Administered by an Independent Committee. The 2021 Plan will be administered by the Committee, as further described below, and its authorized delegates. The Committee is composed entirely of independent directors who meet NASDAQ, OTCQX and the Company’s standards for independence.

●	No Liberal Share Recycling. The 2021 Plan is not subject to liberal share “recycling” provisions, meaning (among other things) that shares used to pay the exercise price of stock options, and shares tendered or withheld to satisfy tax withholding obligations with respect to an award, do not again become available for grant.

●	No In-the-Money Option or Stock Appreciation Rights Grants. The 2021 Plan prohibits the grant of options or stock appreciation rights with an exercise price less than 100% of the fair market value of our common stock on the date of grant, subject to limited exceptions noted below.

●	No Repricing or Replacement of Options or Stock Appreciation Rights. Options and stock appreciation rights granted under the 2021 Plan may not be repriced, replaced or re-granted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.

●	No Discretion to Accelerate Vesting. The Committee has no discretion to accelerate the vesting of awards issued under the 2021 Plan.

●	Minimum Vesting Requirements. No equity-based award granted under the 2021 Plan may vest prior to the first anniversary of the applicable grant date, subject to limited exceptions noted below.

●	Director Grant Limit. No director in any fiscal year may be granted awards which have an aggregate fair value in excess of $500,000.

●	No Dividend Payments on Unvested Awards. Dividends and dividend equivalents in respect of unvested awards are not paid unless and until such awards vest. Dividends or dividend equivalents are not payable with respect to options or Stock Appreciation Rights.

●	No Increase to Shares Available for Issuance without Shareholder Approval. The 2021 Plan prohibits any increase in the total number of shares of common stock that may be issued under the 2021 Plan without shareholder approval, other than adjustments in connection with certain corporate reorganizations, changes in capitalization and other events, as described below.

●	Claw-Back Provision. The Committee may recover awards and payments under or gain in respect of awards in accordance with the Company’s Incentive-Based Compensation Recoupment Policy.

●	No Single-Trigger Accelerated Vesting; No Gross-Ups. Under the 2021 Plan, there is no single-trigger accelerated vesting in connection with a change in control where the acquirer assumes the awards or grants substitute awards. Further, the 2021 Plan does not provide for excise tax gross-ups.

Summary of the 2021 Plan

Following is a summary of the material terms of the 2021 Plan. This summary is qualified in its entirety by reference to the full text of the 2021 Plan, which is included in Appendix A of this Proxy Statement and incorporated herein by reference.

Administration

The 2021 Plan is administered by the Committee, and all members thereof must satisfy the independence requirements of NASDAQ and OTCQX. Awards may be granted to individuals subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") only if the Committee is comprised solely of two or more "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act.

The Committee may delegate to one or more of its members, or to one or more officers of the Company, or to one or more agents or advisors such administrative duties or powers as it may deem advisable. The Committee may, by resolution, authorize one or more officers of the Company to (a) designate recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee may not delegate such responsibilities with respect to Awards granted to a non-employee director or individuals who are subject to Section 16(b) of the Exchange Act; (ii) the resolution providing such authorization sets forth the number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

The Committee has full authority, subject to the terms of the 2021 Plan, to make all determinations necessary or advisable for administering the 2021 Plan, including the authority to determine participants, the types and sizes of awards, the timing and price of awards, any vesting conditions applicable to awards, the forms of award notices, and any rules and regulations necessary or appropriate to administer the 2021 Plan. In addition, the Committee has the authority to interpret the terms of the 2021 Plan and each award notice thereunder.

With respect to any employee, director or consultant who is resident outside of the United States, the Committee may amend or vary the terms of the 2021 Plan to conform such terms to the requirements of applicable non-United States law and to meet the goals and objectives of the 2021 Plan. In addition, the Committee may establish administrative rules and procedures to facilitate the operation of the 2021 Plan in such non-United States jurisdictions. The Committee may establish one or more sub-plans for these purposes. For employees, directors and consultants who are residents of Israel, the 2021 Plan under the Appendix – Israel, 2021 Omnibus Incentive Plan shall apply, subject to the provisions under Section 102 of the Israeli Income Tax Ordinance 1961 and any regulations, rules, orders, or procedures promulgated thereunder.

Eligibility

Employees and consultants of the Company and our affiliates, as well as non-employee directors, are eligible to participate in the 2021 Plan. Currently, approximately 22 employees and our eight non-employee directors are eligible to participate in the 2021 Plan on an annual basis. Of these eligible employees, approximately five employees receive special one-off recognition awards each year; no consultants are currently identified as eligible to participate in the 2021 Plan.

Share Reserve, Share Counting and Award Limits

The number of shares of common stock available for future grants under the 2021 Plan will be 30,823,500 shares (the sum of the 10,000,000 Share Increase, plus the 14,348,500 shares that remain available for grant under the 2011 Plan as of December 31, 2020 plus the 6,475,000 shares that remain available for grant under the Director’s Plan). No more than 2,000,000 shares of common stock may be issued pursuant to incentive stock options under the 2011 Plan and the shares previously authorized under the Director’s Plan may only be used with respect to awards granted to Directors.

The 2021 Plan’s share reserve shall be reduced on a share-by-share basis for each share of stock issued pursuant to an award. Any shares of common stock subject to an award which is cancelled, expired, settled in cash or otherwise terminated shall be added back to the 2021 Plan’s share reserve and will again be available for grants under the 2021 Plan.

The following shares will not be added back to the 2021 Plan’s share reserve and will not be available for future grants:

●	any shares issued or otherwise used to satisfy any tax withholding obligation or to pay the exercise price of an option;

●	any shares that were subject to a stock appreciation right that were not issued in connection with the stock settlement of such stock appreciation right; and

●	any shares that are purchased by the Company with proceeds from the exercise of an option.

The shares of common stock that were previously authorized for issuance under the Director’s Plan may only be used with respect to award granted to directors. The maximum fair market value of awards, determined as of the date of grant, granted for services as a director during any twelve-month period may not exceed $500,000.

Types of Awards

Awards under the 2021 Plan may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock-based awards, cash-based awards and dividend equivalents, each as described below.

Options. Stock options entitle the participant to purchase shares of our common stock at a specified price. Options must have an exercise price that is at least the fair market value of our common stock on the date of grant (or 110% of the fair market value with respect to incentive stock options granted to participants who hold more than 10% of our stock). Options may be either incentive stock options that comply with the requirements of Section 422 of the Code or non-qualified stock options that do not comply with such requirements. Incentive stock options may only be granted to employees. An option's term may not be longer than ten years (or five years in the case of incentive stock options granted to participants who hold more than 10% of our stock). The aggregate fair market value of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an individual in any one calendar year may not exceed $100,000.

The award notice will specify the acceptable method(s) for payment of the exercise price of an option, which may include (a) cash, (b) a check acceptable to us, (c) the delivery of shares (including shares otherwise issuable pursuant to the option or shares that have been held by the participant for such period of time as required by the Committee in its discretion) with a fair market value equal to such exercise price, (d) by a "cashless broker exercise" through procedures established or approved by the Committee, (e) withholding a number of shares otherwise deliverable upon exercise of an option having an aggregate fair market value equal to the exercise price, (f) by any other form of legal consideration acceptable to the Committee, or (g) by any combination of the foregoing. However, no participant who is a director or an “executive officer” of the Company is permitted to pay the exercise price of an option, or continue any extension of payment with respect to the exercise price of an option, with a loan from us or with a loan arranged by us in violation of Section 13(k) of the Exchange Act.

Unless otherwise set forth in the applicable award notice, vested options may be exercised for a period of three months following termination of employment or service (other than a termination for cause, in which case all vested options shall be automatically forfeited upon termination, and unvested options will automatically terminate upon termination). However, if such termination is (i) due to the participant's death or disability, all unvested options will vest in full upon such termination (with any applicable performance measures deemed achieved at 100% of target), or (ii) due to the participant’s Retirement, a pro-rata portion of the unvested options will vest upon Retirement (with any applicable performance measures deemed achieved at 100% of target). Any options that become vested due to the participant’s death, disability or Retirement will remain exercisable for one year following such termination or Retirement.

Restricted Stock. A restricted stock award is a grant of shares of common stock at a per share purchase price determined by the Committee (which may equal zero) that is non-transferable and may be subject to a substantial risk of forfeiture until certain conditions determined by the Committee are met. The restrictions imposed on awards of restricted stock may relate to one or more of the following, as determined by the Committee: (a) the attainment of one or more performance targets based on one or more performance measures; (b) the participant's continued service as an employee, director or consultant for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) any combination of any of the foregoing. Each grant of restricted stock may have different restrictions as established in the sole discretion of the Committee.

During the restricted period for any award of restricted stock, the participant shall have the right to receive dividends with respect to the restricted stock (provided that any dividends shall be accrued and held until the restrictions on the underlying grant of restricted stock lapse or expire), to vote shares of restricted stock, and to enjoy all other shareholder rights, except that, unless and until the restrictions lapse or expire, we will retain custody of the restricted stock and the participant may be obligated to forfeit and surrender the shares to us under certain circumstances as determined by the Committee.

Unless otherwise set forth in the applicable award notice, unvested shares of restricted stock will automatically terminate upon termination of employment or service, provided that if such termination is (i) due to the participant's death or disability, all restrictions upon such shares will lapse upon termination (with any applicable performance measures deemed achieved at 100% of target), or (ii) due to the participant’s Retirement, restrictions upon a pro-rata portion of such shares will lapse upon Retirement (with any applicable performance measures deemed achieved at 100% of target).

Restricted Stock Units. Restricted stock units evidence the right to receive shares (or their equivalent value in cash) that is restricted or subject to forfeiture provisions. The restrictions imposed on restricted stock units may relate to one or more of the following, as determined by the Committee: (a) the attainment of one or more performance targets based on one or more performance measures; (b) the participant's continued service as an employee, director or consultant for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) any combination of any of the foregoing. Each award of restricted stock units may have different restrictions as established in the sole discretion of the Committee.

Unless and until the restrictions have lapsed and the shares have been registered in the participant's name, the participant will not be entitled to vote the shares of common stock underlying the restricted stock units or enjoy any other stockholder rights, and may be required to forfeit the restricted stock units under certain circumstances as determined by the Committee. Upon the lapse of the applicable restrictions or at such times as determined by the Committee and set forth in the award notice (but no earlier than the date on which the restrictions lapse), the participant will receive the shares of stock or will receive a payment equal to the fair market value of the shares of common stock underlying the restricted stock units on the vesting date, less applicable withholding. Settlement of restricted stock units may be in the form of shares of common stock, cash, other equity compensation, or a combination thereof, as determined by the Committee.

Unless otherwise set forth in the applicable award notice, unvested restricted stock units will automatically terminate upon termination of employment or service, provided that if such termination is (i) due to the participant's death or disability, all unvested restricted stock units will become vested upon termination (with any applicable performance measures deemed achieved at 100% of target), or (ii) due to the participant’s Retirement, a pro-rata portion of such unvested restricted stock units will become vested upon Retirement (with any applicable performance measures deemed achieved at 100% of target).

Stock Appreciation Rights. A stock appreciation right is a right to receive a payment, in cash or shares, equal to the excess of the fair market value of the shares subject to such stock appreciation right over the exercise price thereof, less applicable withholding. Stock appreciation rights may be subject to restrictions, and participants may be required to forfeit the stock appreciation rights under certain circumstances, as determined by the Committee. The restrictions imposed on stock appreciation rights may relate to one or more of the following, as determined by the Committee: (a) the attainment of one or more performance targets based on one or more performance measures; (b) the participant's continued service as an employee, director or consultant for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) any combination of any of the foregoing. Stock appreciation rights may have different restrictions as established in the sole discretion of the Committee.

The exercise price of the stock appreciation rights will be at least the fair market value of the shares of the common stock underlying the stock appreciation rights on the date of grant. Upon the lapse of any applicable restrictions and a participant's subsequent exercise of the stock appreciation rights, the participant will be entitled to receive payment in an amount equal to: (i) the difference between the fair market value of the underlying shares of common stock subject to the stock appreciation rights on the date of exercise and the per share exercise price; times (ii) the number of shares of common stock underlying the stock appreciation rights; less (iii) any applicable withholding taxes. Settlement of stock appreciation rights may be in the form of shares of common stock or cash, or a combination thereof, as determined by the Committee.

Unless otherwise set forth in the applicable award notice, unvested stock appreciation rights will automatically terminate upon termination of employment or service, provided that if such termination is (i) due to the participant's death or disability, all unvested stock appreciation rights will vest in full upon such termination (with any applicable performance measures deemed achieved at 100% of target), or (ii) due to the participant’s Retirement, a pro-rata portion of the unvested stock appreciation rights will vest upon Retirement (with any applicable performance measures deemed achieved at 100% of target).

Performance Awards. Performance awards entitle participants to receive a payment, in cash or shares, upon the attainment of specified performance measures. The Committee will establish, with respect to and at the time of each performance award, the maximum value of the performance award and the performance period over which the performance will be measured.

A performance award is contingent upon our future performance or the future performance of any of our affiliates, or a division or department of us or any of our affiliates during the performance period. With respect to any performance award, either (a) prior to the beginning of the performance period or (b) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed, the Committee will, in writing, (i) select the performance measures applicable to the performance period, and (ii) establish the performance targets and amounts of performance awards, as applicable, which may be earned for the performance period.

The vesting of the performance award is based upon one or more of the following, as determined by the Committee: (a) the attainment of one or more performance targets based on one or more performance measures; (b) the participant's continued service as an employee, director or consultant for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) any combination of any of the foregoing.

The performance measures that may be used include the following (including for us or any business unit designated by the Committee): (a) the price of a share of our common stock, (b) earnings per share, (c) market share, (d) the market share of a business unit of us that is designated by the Committee, (e) sales, (f) the sale of a business unit of us that is designated by the Committee, (g) net income (before or after taxes), (h) cash flow return on investment, cash value added, and/or working cash flow, (i) earnings before or excluding interest, taxes, depreciation, amortization or any other items designated by the Committee, (j) economic value added, (k) stockholders' equity and/or return on stockholders' equity achieved by us, (l) return on capital (including return on total capital or return on invested capital), (m) total stockholders' return achieved by us, (n) working capital, (o) selling, general and administrative expense, (p) gross margin and/or gross margin percent, (q) operating margin and/or operating margin percent, (r) revenue, (s) revenue or product revenue growth, (t) pre-tax or after-tax income or loss (before or after allocation of corporate overhead and bonus), (u) net earnings or loss, (v) return on assets or net assets, (w) attainment of strategic and operational initiatives, (x) gross profits, (y) comparisons with various stock market indices, (z) reductions in cost, (aa) improvement in or attainment of expense levels or working capital levels, (bb) year-end cash, (cc) debt reduction, (dd) free cash flow, operating cash flow, and/or working capital levels, (ee) quality metrics, (ff) employee satisfaction, (gg) implementation or completion of projects and processes, (hh) customer satisfaction, (ii) budget management, (jj) debt covenant leverage ratios, (kk) financing, (ll) safety, (mm) environmental, social and governance and (nn) such other objective or subjective criteria that the Committee shall determine from time to time.

A performance target based on any one or more performance measures may be absolute or relative to (i) one or more other companies, (ii) one or more indexes or (iii) to one or more prior year's performance. In addition, a performance target based on any one or more performance measures may be subject to objectively determinable adjustments, including one or more of the following items or events: (i) items related to changes in accounting standards (including changes required by the Financial Accounting Standards Board); (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by us during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to events of an “unusual nature” and/or of a type that indicate “infrequency of occurrence”, each as defined in FASB Accounting Standards Update 2015-01, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of our core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

Following the end of the applicable performance period, the participant will be entitled to receive payment with respect to the performance award (not exceeding the maximum value of the award) based on the achievement of the performance targets based on one or more performance measures for such period, as determined by the Committee. The Committee must certify in writing that the applicable performance targets based on one or more performance measures were satisfied prior to the payment of any qualified performance-based awards. Payment of a performance award may be made in cash, common stock, stock options, other equity compensation, or a combination thereof, as determined by the Committee. If a performance award covering shares of common stock is paid in cash, payment will be based on the fair market value of a share of common stock on the payment date.

Unless otherwise set forth in the applicable award notice, unvested performance awards will automatically terminate upon termination of employment or service, provided that if such termination is (i) due to the participant's death or disability, all unvested performance awards will become vested upon termination (with any applicable performance measures deemed achieved at 100% of target), or (ii) due to the participant’s Retirement, a pro-rata portion of such unvested performance awards will become vested upon Retirement (with any applicable performance measures deemed achieved at 100% of target).

Other Stock-Based Awards. Other stock-based awards are awards of shares of our common stock, which may be subject to the attainment of performance targets based on one or more performance measures, continued service requirements, or such other criteria as the Committee determines. The Committee will determine the number or the value of shares subject to such awards. Other stock-based awards may (but are not required to) be granted in lieu of base salary, bonuses, fees or other cash compensation otherwise payable to a participant.

Cash-Based Awards. Cash-based awards are awards denominated and paid in cash, which may be subject to the attainment of performance targets based on one or more performance measures, continued service requirements, or such other criteria as the Committee determines. Cash-based awards may (but are not required to) be granted in lieu of base salary, bonuses, fees or other cash compensation otherwise payable to a participant.

Dividend Equivalents. Dividend equivalents entitle participants to receive the equivalent value (in cash or additional shares) of dividends in respect of other awards held by participants. Dividend equivalents shall be accrued and held dividends shall be accrued and held until the underlying award vests. Dividend equivalents are not payable with respect to options or stock appreciation rights.

No Discretion to Accelerate Vesting; Award Terms

The Committee has no discretion to accelerate the vesting of awards issued under the 2021 Plan. The Committee will determine the term of each award; however, in no event may the term of any award exceed a period of ten years (or such shorter period as may be required for stock options and stock appreciation rights).

Minimum Vesting Period

Any award granted under the 2021 Plan (other than a cash-based award) shall be subject to a vesting period of not less than one year from the date of grant, except where vesting occurs due to (i) a Participant’s death or disability, or upon a “corporate change”, or (ii) with respect to awards which in aggregate do not exceed five percent (5%) of the total number of shares of common stock available under the 2021 Plan.

Transferability

Awards granted under the 2021 Plan generally are not transferable except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, or (iii) if vested, with the consent of the Committee, provided that any such transfer is permitted under the applicable securities laws. Restricted stock, once vested, may be transferred at will.

Adjustments upon Recapitalizations, Reorganizations and Corporate Changes

If there is any change in the common stock by reason of a stock split, consolidation, stock dividend, recapitalization, reorganization, merger, spin-off, exchange of shares or other similar event or any distribution to the holders of common stock that would dilute or enlarge the rights of participants (excluding any equity restructuring), the Committee has the discretion to equitably or proportionally adjust the number and price of shares or other securities or property subject to outstanding awards, and may appropriately adjust the share reserve and the award limits under the 2021 Plan. Upon a subdivision, consolidation or payment of a dividend, excluding any equity restructuring, the number of shares subject to and per share purchase price of outstanding awards will be proportionately adjusted. In addition, upon certain non-reciprocal transaction known as "equity restructurings," the Committee will make equitable adjustments to the common stock that may be issued under the 2021 Plan and outstanding awards.

Acceleration of Awards Upon a Corporate Change

In connection with a “corporate change” in which awards are not assumed and/or replaced by the surviving entity, all outstanding awards will become fully vested and settled in cash, shares or a combination thereof in accordance with the terms of the applicable award agreement; provided that if the achievement of the performance goals applicable to an award have not been measured, then such performance goals shall be deemed satisfied as if target performance was achieved.

In connection with a “corporate change” in which awards are assumed and/or replaced by the surviving entity with a “replacement award” (as defined below), to the extent the participant’s employment is involuntarily terminated by the Company without cause within eighteen (18) months following the corporate change, then any such replacement award which is (i) a stock option or stock appreciation right will become fully vested and exercisable according to its terms and (ii) other awards will become fully vested and paid generally upon or within sixty days of the participant’s termination. “Replacement award” means an award (a) of the same type (e.g., option, stock unit, etc.) as the replaced award (or a different type than the replaced award if the Committee finds such type acceptable), (b) that has a value at least equal to the value of the replaced award, (c) that relates to publicly traded equity securities of the Company or its successor following the corporate change (or another entity that is affiliated with the Company or its successor following the corporate change), and (d) that has vesting and other terms and conditions of which are not less favorable to the participant than the terms and conditions of the replaced award.

In connection with a corporate change, the Committee may provide a cash payment in lieu of the right to exercise any stock option or stock appreciation right and may cause the payment of any other award to be made in cash instead of shares.

Amendment and Termination

The Board or the Committee may, in its discretion, terminate the 2021 Plan or alter, modify or amend the 2021 Plan or any part of the Plan at any time, provided that the Board or Committee may not take any action that materially impairs the rights of any participant with respect to an outstanding award without the consent of the participant, and stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or the requirements of any securities exchange on which the common stock is then-listed. In addition, stockholder approval will be required to (i) increase the maximum number of shares issuable pursuant to the 2021 Plan, (ii) reduce the exercise price of an outstanding stock appreciation right or option or cancel and replace any outstanding option with an option having a lower exercise price, or (iii) cancel any outstanding option or stock appreciation right in exchange for cash or another award when the per share price of the option or stock appreciation right exceeds the fair market value of the underlying shares of common stock.

Directors’ Plan

Solely for administrative convenience, the Company has decided to consolidate the Directors’ Plan with and into the 2021 Plan. In general, the Directors’ Plan provides that an outside director may elect that a portion of his or her retainer and meeting fees be paid in the form of shares of Company common stock rather than in cash, and may further elect to have payment of all or a portion of such shares deferred until a later date as elected by the director. Deferral elections under the Directors’ Plan are designed to comply with the requirements of Section 409A of the Code.

Federal Income Tax Consequences of the Plan

The following is a brief summary of the United States federal income tax consequences applicable to awards granted under the 2021 Plan. The discussion below is based upon United States federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances, or the tax consequences of any awards granted to participants who reside outside of the United States.

Nonqualified Stock Options. Nonqualified stock options granted under the 2021 Plan will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of a share of our common stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

Incentive Stock Options. A participant will generally not recognize ordinary income on receipt or exercise of an incentive stock option (an “ISO”) so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares of our common stock on the exercise date exceeds the exercise price is an adjustment in computing the participant’s alternative minimum tax in the year of exercise. If the participant holds the shares of our common stock received on exercise of the ISO until at least one year after the date of exercise (and for at least two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the participant. If the participant exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO. If the participant exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the participant generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the participant will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the participant in the year of the disqualifying disposition.

Stock Appreciation Rights. There are no immediate tax consequences to a participant when a stock appreciation right is granted. When a participant exercises a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to deduct the same amount as a business expense in the same year.

Restricted Stock. The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions; in such case, any subsequent appreciation of the shares will be treated as a capital gain. Generally, the Company will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year, and in the same amount, that the participant includes the compensation in income.

Restricted Stock Units. Generally, a participant will not recognize ordinary income until common stock, cash, or other property becomes payable under a restricted stock unit, even if the award vests in an earlier year. The Company will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Performance Awards. Generally, a participant will not incur any income tax liability upon the initial grant of performance awards. At the end of the performance or measurement period, however, the participant will realize ordinary income on any amounts received in cash or shares of our common stock, and any subsequent appreciation will be treated as a capital gain.

Cash-Based Awards/Other Stock-Based Awards. Any cash payments or the fair market value of any shares of our common stock or other property a participant receives in connection with cash-based awards or other stock- based awards will be included in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Section 409A of the Code. Certain types of awards under the 2021 Plan, such as restricted stock units and dividend equivalents, may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2021 Plan has been, and we intend that awards under the 2021 Plan will be, structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Committee, the 2021 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

No awards have been granted under the 2021 Plan. All awards granted under the 2021 Plan will be made in the discretion of the Committee and, accordingly, are not yet determinable. In addition, benefits under the 2021 Plan will depend on a number of factors, including the fair market value of our shares on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2021 Plan.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2021 OMNIBUS INCENTIVE PLAN.

OTHER MATTERS

At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any such matter that will be presented for a vote at said Meeting.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, stockholder proposals intended to be presented at the Company’s 2022 Annual Meeting of Stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act must be made in accordance with the bylaws of the Company and received by the Company, at its principal executive offices, to be eligible for inclusion in the Company’s proxy statement for that meeting, no later than December 31, 2021. The proposal must otherwise comply with all requirements of the SEC for stockholder proposals. Appropriate stockholder proposals submitted outside of Rule 14a-8 must be pursuant to our bylaws and policies. The Board will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2022 proxy statement.

SOLICITATION OF PROXIES

The Company will pay the cost for the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you may vote by telephone or via the Internet. If you have received a paper copy of the proxy card by mail you may also sign, date and return the proxy card promptly in the enclosed postage-prepaid envelope.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and related notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you instruct us to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and related notices, or if you are receiving multiple copies of the proxy statement and related notices and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to Investor Relations, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 or by calling us at (214) 221-4610.

The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K for the year ended December 31, 2020, the Proxy Statement and the Notice of Annual Meeting of Stockholders and related notices to a stockholder at a shared address to which a single copy of such documents was delivered. Stockholders may make such request in writing, directed to Investor Relations, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 or by calling us at (214) 221-4610.

By Order of the Board of Directors

/s/ JOHN M. BROWN
John M. Brown
Executive Chairman of the Board
April 15, 2021

Appendix A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ZION OIL & GAS, INC.

The undersigned, Robert Dunn, Chief Executive Officer of Zion Oil & Gas, Inc., a Delaware corporation (the “Corporation”) does hereby certify as follows:

1.	The name of the Corporation is Zion Oil & Gas, Inc.

2.	The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 2, 2003.

3.	Pursuant to resolution of its Board of Directors, the 2021 Annual Meeting of the stockholders of said Corporation was duly called and held on June 9, 2021 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the below amendments.

4.	The Company’s common stockholders approved to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 400 million to 800 million.

5.	The first paragraph of Paragraph FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety of the first paragraph as follows:

“The total number of shares of common stock which the Corporation is authorized to issue is 800,000,000 shares of common stock with a par value of $0.01 per share.”

6.	This amendment of the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this certificate of amendment has been executed as of this ___ day of June 2021.

/s/ Robert Dunn
Name: Robert Dunn
Title: Chief Executive Officer

ANNUAL MEETING OF SHAREHOLDERS OF

ZION OIL & GAS, INC.

June 9, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/Zionoil/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333330030300000 7 060921

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF PROPOSALS BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ZION OIL & GAS, INC.

Proxy for Annual Meeting of Shareholders on

June 9, 2021 at 2:00 PM Local Time

via live webinar, please register at https://www.zionoil.com/2021AMS by June 4, 2021.

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Martin van Brauman and Michael Croswell, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Zion Oil & Gas, Inc., to be held June 9, 2021, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

ZION OIL & GAS, INC.

June 9, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 1:15 PM EST Wednesday, June 9, 2021.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/Zionoil/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333330030300000 7 060921

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF PROPOSALS BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

ZION OIL & GAS, INC.

To Be Held On June 9, 2021 at 2:00 PM Local Time

With the Annual Meeting via live webinar, please register at https://www.zionoil.com/2021AMS by June 4, 2021.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 05/28/21.

Please visit http://www.astproxyportal.com/ast/Zionoil/, where the following materials are available for view:

- Notice of Annual Meeting of Shareholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

TO REQUEST MATERIAL: **TELEPHONE: 888-Proxy-NA (888-776-9962); 718-921-8562 (for international callers)**
E-MAIL: info@astfinancial.com
WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:

ONLINE: To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 1:15 PM Eastern Time, Wednesday, June 9, 2021.

TELEPHONE: To vote by telephone, please visit **www.voteproxy.com** to view the materials and to obtain the toll free number to call.

Please note that you cannot use this notice to vote by mail.

   Forrest Garb

   Kent Siegel

   Amotz Agnon

   John Brown

   Sarah Caygill

4. Approve the 2021 Omnibus Incentive Plan;

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE PROPOSALS..